# ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

**FIRST QUARTER ENDED MARCH 31, 2024**

“Alexandria has achieved the three outputs that define a great company: *Superior Results, Distinctive Impact, and Lasting Endurance.*”

**JIM COLLINS**
Renowned Author & Business Strategist

ALEXANDRIA®
*Building the Future of Life-Changing Innovation®*

30 PEOPLE | PASSION | PURPOSE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024

# ALEXANDRIA'S ESSENTIAL LABSPACE® INFRASTRUCTURE

As the pioneering and trusted brand for life science real estate, Alexandria's tenants require our essential, 24/7 integrated laboratory and nontechnical infrastructure to house, operate, and help safeguard billions of dollars of equipment and scientific research, which are mission critical to preventing, treating, and curing disease.

24/7

To download our recently released 2023 Annual Report, please visit **investor.are.com.**

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024

Table of Contents
March 31, 2024

COMPANY HIGHLIGHTS	Page		Page
Our Mission and Cluster Model	iii	Corporate Responsibility	xxii

EARNINGS PRESS RELEASE	Page		Page
First Quarter Ended March 31, 2024 Financial and Operating Results	1	Earnings Call Information and About the Company	7
Guidance	4	Consolidated Statements of Operations	8
Acquisitions	5	Consolidated Balance Sheets	9
Dispositions and Sales of Partial Interests	6	Funds From Operations and Funds From Operations per Share	10

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	13	External Growth / Investments in Real Estate
Investor Information	14	Investments in Real Estate	32
Financial and Asset Base Highlights	15	New Class A/A+ Development and Redevelopment Properties:
High-Quality and Diverse Client Base	17
Occupancy	19	Recent Deliveries	34
Internal Growth		Current Projects	35
Key Operating Metrics	20	Summary of Pipeline	39
Same Property Performance	21	Construction Spending and Capitalization of Interest	44
Leasing Activity	22	Joint Venture Financial Information	46
Contractual Lease Expirations	23	Balance Sheet Management
Top 20 Tenants	24	Investments	48
Summary of Properties and Occupancy	25	Key Credit Metrics	49
Property Listing	26	Summary of Debt	50
		Definitions and Reconciliations
		Definitions and Reconciliations	54

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	ii

THAT'S WHAT'S IN
OUR DNA®

ALEXANDRIA®

*Building the Future of Life-Changing Innovation®*

## OUR MISSION

***To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition***

## OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge innovation with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to some of the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	iii

# ALEXANDRIA'S OUTSTANDING LONG-TERM VALUE

Total Shareholder Return From ARE's IPO on May 27, 1997[1] to March 31, 2024

WELLTOWER 2,015%
ALEXANDRIA 1,556%
UNIVERSAL HEALTH REALTY INCOME TRUST 992%
NATIONAL HEALTH INVESTORS 991%
FTSE NAREIT EQUITY HEALTH CARE INDEX 968%
LTC PROPERTIES 963%
MSCI US REIT INDEX 789%
VENTAS 717%
HEALTHPEAK PROPERTIES 549%
OMEGA HEALTHCARE INVESTORS 538%
HEALTHCARE REALTY TRUST 241%

Source: S&P Global Market Intelligence. Assumes reinvestment of dividends.
The FTSE Nareit Equity Health Care Index represents all its constituent companies, among which Alexandria is not included. Excluding Alexandria, the REITs presented individually in the chart above are only those constituents of the FTSE Nareit Equity Health Care Index as of March 31, 2024 for which TSR information since May 27, 1997 is available.
(1)Alexandria’s initial public offering (“IPO”) was priced at $20.00 per share on May 27, 1997.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	iv

# ALEXANDRIA'S COMPETITIVE ADVANTAGES

- First mover advantage in the top life science clusters
- High-quality assets aggregated in desirable and well-amenitized mega campuses
- High-quality cash flows and substantial embedded future net operating income
- Longstanding relationships with strong tenant base that create stellar brand loyalty
- Fortress balance sheet with significant liquidity
- Unique life science industry expertise and experience
- Long-tenured management team with deep expertise and experience

## UNMATCHED SCALE & DOMINANCE IN OUR KEY CLUSTERS

**42.2M** OPERATING RSF[1] → **74.1M** POTENTIAL SQUARE FEET[1]

Alexandria has the ability to almost double our size with assets on balance sheet

"A truly great business must have an enduring 'moat' that protects excellent returns on invested capital."

WARREN BUFFETT

(1)As of March 31, 2024, our asset base in North America includes 42.2 million RSF of operating properties and 5.3 million RSF of Class A/A+ properties undergoing construction and one committed near-term project expected to commence construction in the next two years, 2.5 million RSF of priority anticipated development and redevelopment projects, and 24.1 million SF of future development projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	v

# ALEXANDRIA'S CONSISTENT AND LONG-TERM YEAR-OVER-YEAR GROWTH IN FUNDS FROM OPERATIONS PER SHARE

7.0% Average Annual Growth
$4.80
$5.25
$5.51
$6.02
$6.60
$6.96
$7.30
$7.76
$8.42
$8.97
$9.47
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Projected (1)
FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED, BY YEAR

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents the midpoint of our 2024 guidance range. Refer to “Guidance” in the Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	vi

# ALEXANDRIA'S CONSISTENT GROWTH IN QUARTERLY FUNDS FROM OPERATIONS PER SHARE

37.4% Growth
(1Q19–1Q24)
$1.71
$1.73
$1.75
$1.77
$1.82
$1.81
$1.83
$1.84
$1.91
$1.93
$1.95
$1.97
$2.05
$2.10
$2.13
$2.14
$2.19
$2.24
$2.26
$2.28
$2.35
1Q 2Q 3Q 4Q
2019
1Q 2Q 3Q 4Q
2020
1Q 2Q 3Q 4Q
2021
1Q 2Q 3Q 4Q
2022
1Q 2Q 3Q 4Q
2023
1Q
2024
FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED, BY QUARTER

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	vii

# ALEXANDRIA'S HISTORICALLY CONSISTENT, STRONG, AND INCREASING DIVIDENDS WITH A FOCUS ON RETAINING SIGNIFICANT CASH FLOWS FROM OPERATING ACTIVITIES AFTER DIVIDENDS FOR REINVESTMENT

For 1Q24, we declared a cash dividend of $1.27 per common share

$4.24
$4.48
$4.72
$4.96
$5.08
2020
2021
2022
2023
2024 (4)
ANNUAL COMMON STOCK DIVIDEND PER SHARE

**3.9%**[1]
Dividend Yield

**5%**[2]
Average Annual Dividend Per-Share Growth

**$2.1B**[3]
Net Cash Provided by Operating Activities After Dividends

(1)Dividend yield is calculated as the dividend declared for the three months ended March 31, 2024 of $1.27 per common share annualized divided by the closing price of our common stock on March 31, 2024 of $128.91.
(2)Represents the years ended December 31, 2020 through 2023 and the three months ended March 31, 2024 annualized.
(3)Represents the years ended December 31, 2020 through 2023 and the midpoint of our 2024 guidance range. Refer to “Guidance” in the Earnings Press Release for additional details.
(4)Represents common stock dividend declared for the three months ended March 31, 2024 annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	viii

# ALEXANDRIA'S OPERATIONAL EXCELLENCE DRIVES STEADY AND CONSISTENTLY HIGH OCCUPANCY

GREAT FINANCIAL CRISIS
ONLY A 70-BPS DECLINE
ACQUIRED VACANCY
AVERAGE(1) 3.2%
93.8
94.8
94.1
94.3
94.9
94.6
95.9
97.0
97.2
96.6
96.8
97.3
96.8
94.6
94.0
94.8
94.6
94.6
95.1
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
1Q24
2024 Projected(2)

OCCUPANCY PERCENTAGE[3]

(1)Represents the average of acquired vacancy percentages as of each years ended December 31, 2020 through 2023.
(2)Represents the midpoint of our 2024 guidance range for occupancy percentage in North America as of December 31, 2024. Refer to “Guidance” in the Earnings Press Release for additional details.
(3)Represents occupancy percentage of operating properties in North America as of each period-end.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	ix

# ALEXANDRIA'S REIT INDUSTRY-LEADING CLIENT BASE OF APPROXIMATELY 800 TENANTS DRIVES STABLE, RESILIENT, AND LONG-DURATION CASH FLOWS

Life Science Product, Service, and Device
21%
Public Biotechnology – Approved or Marketed Product
16%
Public Biotechnology – Preclinical or Clinical Stage
9%
Private Biotechnology
10%
Other(3)
4%
Investment-Grade or Large Cap Tech
7%
Future Change in Use(2)
3%
Biomedical and Government Institutions
10%
Multinational Pharmaceutical
20%

PERCENTAGE OF ARE'S ANNUAL RENTAL REVENUE

**92%**

**77%**

of Leasing Activity During the Last Twelve Months Was Generated From Alexandria's Existing Client Base

As of March 31, 2024. Annual rental revenue represents amounts in effect as of March 31, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants.
(2)Represents the percentage of our annual rental revenue generated from space that is currently targeted for a future change in use to laboratory space, including 1.0% of annual rental revenue that is generated from covered land play projects for future development opportunities. The weighted-average remaining term of these leases is 3.6 years.
(3)Represents the percentage of our annual rental revenue generated by “Other” tenants, which comprise technology, professional services, finance, telecommunications, and construction/real estate companies, and (by less than 1.0% of our annual rental revenue) retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	x

# ALEXANDRIA'S SUSTAINED OPERATIONAL EXCELLENCE AND STRENGTH IN TENANT COLLECTIONS

99.5%
99.8%
99.7%
99.8%
99.8%
99.9%
99.9%
99.7%
99.9%
99.9%
99.9%
99.9%
99.9%
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24

TENANT RENTS AND RECEIVABLES COLLECTED[1]

**99.8%**

Average Tenant Collections from 1Q21 to 1Q24

Tenant Receivables Represent

**1%**

of Rental Revenues

As of March 31, 2024.
(1)Represents tenant rents and receivables collected for each quarter-end as of each respective earnings release date.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xi

# ALEXANDRIA'S VISIBILITY OF FUTURE GROWTH IN ANNUAL NET OPERATING INCOME FROM DEVELOPMENT AND REDEVELOPMENT DELIVERIES

# $480 MILLION[(1)]

| Placed Into Service | Expected to Be Placed Into Service[(2)] | | |
|---|---|---|---|
| 1Q24 | 2Q24–4Q24 | 2025 | 1Q26–4Q27 |
| $26M | $120M[(3)] | $109M[(4)] | $251M |
| 343,445 RSF | Aggregating 5.5M RSF | | |
| 100% Leased | 63% Leased/Negotiating | | |

Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details, including its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service primarily commencing from 2Q24 through 4Q27 is projected to be $380 million.
(2)Represents expected incremental annual net operating income to be placed into service from deliveries of projects undergoing construction and one committed near-term project expected to commence construction in the next two years, including partial deliveries of projects that stabilize in future years.
(3)Includes 1.2 million RSF that is expected to stabilize in 2024 and is 98% leased/negotiating. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(4)In addition to the projects represented, we are evaluating one priority anticipated development project that could commence active construction in 2024 and may have initial delivery in 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xii

# ALEXANDRIA'S STRONG EXECUTION OF OUR VALUE HARVESTING AND ASSET RECYCLING PROGRAM

## STRATEGIC DISPOSITIONS AND SALES OF PARTIAL INTERESTS SINCE 2019[(1)]

**$8.4 BILLION**

IN SALES

**$3.0 BILLION**

IN GAINS[(2)]

(1)Includes amounts related to real estate dispositions and sales of partial interests completed from January 1, 2019 through March 31, 2024.
(2)Represents aggregate gains on real estate sales and associated real estate impairments and consideration in excess of book value of partial interests sold that were accounted as equity transactions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xiii

# ALEXANDRIA'S STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

## TOP 10%

**Baa1** Stable — MOODY'S INVESTORS SERVICE

**BBB+** Stable — S&P Global Ratings

| SIGNIFICANT LIQUIDITY | PERCENTAGE OF DEBT MATURING 2049 & BEYOND | PERCENTAGE OF DEBT AT FIXED RATES |
|---|---|---|
| $6.0B | 32% | 98.9% |

**NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA[2]**

≤5.1x

4Q24 TARGET

| REMAINING DEBT TERM | INTEREST RATE |
|---|---|
| 13.4 YEARS | 3.86% |

WEIGHTED AVERAGE

As of March 31, 2024.
(1)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody’s Investors Service for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit.
(2)Quarter annualized. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xiv

# THE $5 TRILLION[1] SECULARLY GROWING LIFE SCIENCE INDUSTRY, WITH OVER $460 BILLION IN ANNUAL R&D FUNDING FROM DIVERSE SOURCES, FUELS DEMAND FOR ALEXANDRIA'S LABSPACE® ASSETS

Global Public Biopharma R&D Spending(2)
$296B
U.S. Life Science Venture Capital and Public Markets(3)
$68B
Government Funding (NIH & NSF)(4)
$58B
U.S. Medical Research Philanthropy(5)
$51B

2023 LIFE SCIENCE R&D FUNDING BY SOURCE

## TOTAL LIFE SCIENCE R&D FUNDING[6]

**$2.1T+**

2019–2023

**41%**

INCREASE IN TOTAL FUNDING COMPARED TO 2014–2018

(1)Source: YCharts. Based on aggregate market capitalization for the life science industry, encompassing biotechnology companies, drug manufacturers, and diagnostics and research companies, as of April 5, 2024.
(2)Source: Evaluate Pharma, March 2024. Represents consensus forecast for global biopharma R&D spend in 2023.
(3)Sources: PitchBook, BioCentury, and NASDAQ. Includes venture capital investments in U.S.-based life science companies and IPOs, follow-ons, and public equity financings raised by U.S. listed biopharma companies in 2023.
(4)Sources: National Institutes of Health (“NIH”) and National Science Foundation (“NSF”). Includes FY2023 NIH funding and FY2023 NSF research and related activities.
(5)Source: The Giving Institute, “Giving USA 2023: The Annual Report on Philanthropy for the Year 2022.” Represents the annual funding amount for 2022, the latest data available.
(6)Dollar amount represents aggregate funding from all sources presented, and percentage represents the aggregate increase in funding compared to the previous five-year period (2014–2018).

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xv

# ALEXANDRIA TENANTS ARE RESPONSIBLE FOR 50% OF NOVEL FDA-APPROVED THERAPIES SINCE 2013

## NOTABLE FDA APPROVALS FROM ALEXANDRIA TENANTS IN 2023–2024

VERTEX | CRISPR THERAPEUTICS

### CASGEVY

*First CRISPR-based gene therapy for the treatment of severe sickle cell disease*

AstraZeneca

### BEYFORTUS

*First therapy for the prevention of RSV in newborns*

MERCK

### WINREVAIR

*First-in-class therapy for the treatment of pulmonary arterial hypertension, a life-threatening lung disease*

**>2x**
INCREASE SINCE 2003

**Near-Record Level of FDA Approvals in 2023 Reflects the Strength of the Life Science Industry**

26
43
55
2003–2012
2013–2022
2023

NOVEL THERAPIES APPROVED BY THE FDA (CDER) IN 2023 COMPARED TO PRIOR 10-YEAR AVERAGES

Source: U.S. Food and Drug Administration. Novel therapies approved by the FDA (Center for Drug Evaluation and Research (“CDER”)) include new molecular entities and new biologics defined as products containing active moieties that have not previously been approved by the FDA.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xvi

# LARGE BIOPHARMA DEMAND FOR ALEXANDRIA LABSPACE® STEMS FROM SIGNIFICANT INVESTMENT INTO R&D

R&D Is Critical for Biopharma Given Nearly $200B in Revenue at Risk Due to Patent Expirations in the Next 5 Years(1)

78%
Increase in Total Spend on R&D Over the Past 10 Years
$85B
$153B
$166B
$209B
$296B
2003
2008
2013
2018
2023

TOTAL ANNUAL BIOPHARMA R&D SPEND

## ALEXANDRIA TENANTS REPRESENT 17 OF THE TOP 20 PHARMA R&D SPENDERS IN 2023

MERCK · Roche · Johnson&Johnson · Pfizer · AstraZeneca · Lilly

Bristol Myers Squibb · NOVARTIS · sanofi · GSK · GILEAD

moderna · novo nordisk · AMGEN · Takeda · BAYER · VERTEX

Source: Evaluate Pharma, March 2024. Total corporate R&D spend by global biopharma companies. Includes analyst forecast values for companies that have not reported 2023 full-year results. Top 20 companies ranked by pharma R&D spend in 2023.
(1)Source: Evaluate Pharma, “World Preview 2022 Outlook to 2028: Patents and Pricing.”

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xvii

# 1Q24 PUBLIC LIFE SCIENCE FOLLOW-ON AND PIPE FINANCINGS REACHED RECORD LEVELS FOR A SINGLE QUARTER, DRIVEN LARGELY BY POSITIVE CLINICAL DATA

$7.3B
$21.3B
$7.4B
$15.5B
$19.1B
$17.7B
$43.1B
$35.3B
$21.0B
$25.3B
$15.5B
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
1Q24

PUBLIC LIFE SCIENCE FOLLOW-ON AND PIPE FINANCINGS

Notable Financings Raised by Alexandria's Public Biotechnology Tenants in 2024

VAXCYTE
$862M

arrowhead pharmaceuticals
$450M

AVIDITY BIOSCIENCES
$400M

Source: BioCentury, April 2024. Represents public follow-on and private investment in public equity (“PIPE”) financings completed by U.S. listed biopharma companies.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xviii

# 2024 LIFE SCIENCE VENTURE CAPITAL DEPLOYMENT HAS STARTED AT A STEADY PACE, FUELING DEMAND FOR ALEXANDRIA LABSPACE® FROM PRIVATE BIOTECHNOLOGY COMPANIES

$15.6B
$18.3B
$17.8B
$22.3B
$31.7B
$30.5B
$44.8B
$69.5B
$49.7B
$38.4B
Annualized Projection
$10.7B
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
1Q24
LIFE SCIENCE VENTURE CAPITAL DEPLOYMENT

Source: PitchBook, April 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xix

## The Complexity and Volume of Data Needed to Inform AI Models

# REQUIRE HIGHLY INTEGRATED R&D INFRASTRUCTURE AND DRIVE THE NEED FOR ALEXANDRIA LABSPACE®

"Alexandria is an important strategic partner in providing critical laboratory space to many of our companies working at the intersection of biology and AI."

**NOUBAR AFEYAN, PhD**
Founder & Chief Executive Officer of Flagship Pioneering;
Co-Founder & Chairman of Moderna and Generate:Biomedicines

**RESEARCH LAB**

**Generating large volumes of high-quality biological and chemical data within the laboratory**

**COMPUTATIONAL LAB**

**Integrating vast amounts of data generated in the research lab with the aid of AI tools, which then informs the next set of laboratory experiments**

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xx

COMMUNICATIONS AND REPORTING EXCELLENCE

EIGHTH NAREIT INVESTOR CARE AWARD

WINNER OF THE MOST GOLD AWARDS BY ANY EQUITY REIT

2023
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT
2015
2018
2020
2022
2016
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT
2019
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT
2021
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxi

# ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY PILLARS

## Developing and implementing collaborative and innovative solutions to some of society's most pressing challenges

The Honor Foundation headquarters in San Diego, CA

*Supporting our military, our veterans, and their families*

*Building principled leaders through education*

Graduates of the Emily K Center in Durham, NC

Accelerating medical innovation to save lives

Former Congressman Patrick Kennedy at the Alexandria Summit® on Mental Health in 2023

*Prioritizing the mental health crisis*

OneFifteen campus in Dayton, OH

*Revolutionizing addiction treatment*

Future National Medal of Honor Museum in Arlington, TX

*Inspiring future generations with the stories and values of our nation's heroes*

*Harnessing agtech to combat hunger and improve nutrition*

*Approaching homelessness as a healthcare problem, not a housing issue*

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxii

# ALEXANDRIA'S ACHIEVEMENTS AND RECOGNITIONS IN 1Q24

NAMED ONE OF THE MOST TRUSTWORTHY COMPANIES IN AMERICA BY *NEWSWEEK* FOR SECOND CONSECUTIVE YEAR

MOST TRUSTWORTHY COMPANIES IN AMERICA 2024
Newsweek
statista

## TOP-RANKED S&P 500 REIT

Recognized in the Real Estate & Housing Category

INAUGURAL BISNOW

## LIFE SCIENCES ICON & INFLUENCER AWARD

Accepting on behalf of Alexandria

JOEL S. MARCUS

*Executive Chairman & Founder*

"We are thrilled to honor Joel Marcus. ... His perseverance and forward-thinking leadership, coupled with his commitment to innovation and ability to navigate challenging times, has not only resulted in a successful business but helped mold the [life science] industry."

**GREGG MAYER,** CEO, Bisnow

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxiii

## CONGRATULATIONS

to Our Greater Boston, San Francisco Bay Area, Seattle, and Research Triangle Regions

- 2024 BOMA
  The Outstanding Building of the Year (TOBY)
  *INAUGURAL LIFE SCIENCE CATEGORY*
- *San Francisco Business Times'*
  2024 Real Estate Deals of the Year
  *CARGO THERAPEUTICS' LEASE AT THE ALEXANDRIA CENTER® FOR LIFE SCIENCE – SAN CARLOS*

2023 CBA Achievement Awards
*LIFE SCIENCE DEAL OF THE YEAR*

NOVO NORDISK LEASE AT THE ALEXANDRIA CENTER® FOR LIFE SCIENCE – WALTHAM MEGA CAMPUS, GREATER BOSTON

2023 CBA Achievement Awards
*INVESTMENT SALE OF THE YEAR – URBAN*

PAIRWISE LEASE AT THE ALEXANDRIA CENTER® FOR SUSTAINABLE TECHNOLOGIES MEGA CAMPUS, RESEARCH TRIANGLE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxiv

Alexandria Real Estate Equities, Inc. Reports:
1Q24 Net Income per Share – Diluted of $0.97; and
1Q24 FFO per Share – Diluted, as Adjusted, of $2.35
PASADENA, Calif. – April 22, 2024 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) announced financial and operating results for the first quarter ended March 31, 2024.

Key highlights
Operating results	1Q24	1Q23
Total revenues:
In millions	$769.1	$700.8
Growth	9.7%
Net income attributable to Alexandria’s common stockholders – diluted:
In millions	$166.9	$75.3
Per share	$0.97	$0.44
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$403.9	$373.7
Per share	$2.35	$2.19
An operationally excellent, industry-leading REIT with a high-quality, diverse client base to support growing revenues, stable cash flows, and strong margins

Percentage of annual rental revenue in effect from mega campuses as of March 31, 2024	74%
Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants as of March 31, 2024	52%
Sustained strength in tenant collections:
Tenant receivables as of March 31, 2024 represent 1.0% of rental revenues	$7.5	million
April 2024 tenant rents and receivables collected as of April 22, 2024	99.7%
1Q24 tenant rents and receivables collected as of April 22, 2024	99.9%
Occupancy of operating properties in North America as of March 31, 2024	94.6%
Operating margin	72%
Adjusted EBITDA margin	72%
Weighted-average remaining lease term as of March 31, 2024:
Top 20 tenants	9.7	years
All tenants	7.5	years
Strong leasing volume and rental rate increases
•Strong rental rate increases of 33.0% and 19.0% (cash basis).
•Strong leasing volume aggregating 1.1 million RSF during 1Q24.
•77% of our leasing activity during the last twelve months was generated from our existing tenant base.

1Q24
Total leasing activity – RSF	1,142,857
Leasing of development and redevelopment space – RSF	100,232
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	994,770
Rental rate increase	33.0%
Rental rate increase (cash basis)	19.0%

Continued solid net operating income and internal growth
•Net operating income (cash basis) of $1.9 billion for 1Q24 annualized, up $132.7 million, or 7.6%, compared to 1Q23 annualized.
•Same property net operating income growth of 1.0% and 4.2% (cash basis) for 1Q24 over 1Q23.
•96% of our leases contain contractual annual rent escalations approximating 3%.

Strong and flexible balance sheet with significant liquidity; top 10% credit rating ranking among all publicly traded U.S. REITs
•Net debt and preferred stock to Adjusted EBITDA of 5.2x and fixed-charge coverage ratio of 4.7x for 1Q24 annualized.
•Significant liquidity of $6.0 billion.
•32% of our total debt matures in 2049 and beyond.
•13.4 years weighted-average remaining term of debt.
•98.9% of our debt has a fixed rate.
•Total debt and preferred stock to gross assets of 28%.
•$1.3 billion of expected capital contribution commitments from existing consolidated real estate joint venture partners to fund construction from 2Q24 through 2027.

Consistent dividend strategy with a focus on retaining significant net cash flows from operating activities after dividends for reinvestment
•Common stock dividend declared for 1Q24 of $1.27 per common share, aggregating $5.02 per common share for the twelve months ended March 31, 2024, up 24 cents, or 5%, over the twelve months ended March 31, 2023.
•Dividend yield of 3.9% as of March 31, 2024.
•Dividend payout ratio of 54% for the three months ended March 31, 2024.
•Average annual dividend per-share growth of 5% from 2020 through 1Q24 annualized.
•Significant net cash flows from operating activities after dividends retained for reinvestment aggregating $2.1 billion for the years ended December 31, 2020 through 2023 and for the midpoint of our 2024 guidance range for net cash provided by operating activities after dividends.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	1

First Quarter Ended March 31, 2024 Financial and Operating Results (continued)
March 31, 2024

Alexandria’s highly leased value-creation pipeline delivered incremental annual net operating income of $26 million commencing during 1Q24 and will drive future incremental annual net operating income aggregating $480 million
•During 1Q24, we placed into service development and redevelopment projects aggregating 343,445 RSF that are 100% leased across multiple submarkets and delivered incremental annual net operating income of $26 million. 1Q24 deliveries include:
•100,624 RSF at 500 North Beacon Street located on The Arsenal on the Charles mega campus in our Cambridge/Inner Suburbs submarket;
•115,598 RSF at the Alexandria Center® for Advanced Technologies – Monte Villa Parkway in our Bothell submarket; and
•72,846 RSF at 99 Coolidge Avenue in our Cambridge/Inner Suburbs submarket.
•Annual net operating income (cash basis) is expected to increase by $101 million upon the burn-off of initial free rent from recently delivered projects. Initial free rent has a weighted-average burn-off period of approximately seven months.
•69% of the RSF in our total value-creation pipeline is within our mega campuses.

Development and Redevelopment Projects	Incremental Annual Net Operating Income		RSF	Leased/Negotiating Percentage
(dollars in millions)
Placed into service in 1Q24	$26		343,445	100%

Expected to be placed into service(1):
2Q24 through 4Q24	$120	(2)	5,541,380	63%
2025	109	(3)			(4)
1Q26 through 4Q27	251
	$480

(1)Represents expected incremental annual net operating income to be placed into service from deliveries of projects undergoing construction and one committed near-term project expected to commence construction in the next two years, including partial deliveries of projects that stabilize in future years.
(2)Includes 1.2 million RSF that is expected to stabilize in 2024 and is 98% leased/negotiating. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(3)In addition to the projects represented, we are evaluating one priority anticipated development project that could commence active construction in 2024 and may have initial delivery in 2025.
(4)72% of the leased RSF of our value-creation projects was generated from our existing tenant base.

Strong balance sheet management
Key metrics as of or for the three months ended March 31, 2024
•$34.4 billion in total market capitalization.
•$22.2 billion in total equity capitalization, which ranks in the top 10% among all publicly traded U.S. REITs.

	1Q24		Target
	Quarter	Trailing	4Q24
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.2x	5.6x	Less than or equal to 5.1x
Fixed-charge coverage ratio	4.7x	4.7x	Greater than or equal to 4.5x
Key capital events
•In February 2024, we issued $1.0 billion of unsecured senior notes payable with a weighted-average interest rate of 5.48% and a weighted-average maturity of 23.1 years. The unsecured senior notes include:
•$400.0 million of 5.25% unsecured senior notes due 2036; and
•$600.0 million of 5.625% unsecured senior notes due 2054.
•In January 2024, our ATM program became inactive upon expiration of the associated shelf registration. In February 2024, we entered into a new ATM common stock offering program, which allows us to sell up to an aggregate of $1.5 billion of our common stock. As of April 22, 2024, the full amount remained available for future sales of our common stock.
Investments
•As of March 31, 2024:
•Our non-real estate investments aggregated $1.5 billion.
•Unrealized gains presented in our consolidated balance sheet were $220.2 million, comprising gross unrealized gains and losses aggregating $320.4 million and $100.2 million, respectively.
•Investment income of $43.3 million for 1Q24 presented in our consolidated statement of operations consisted of $28.8 million of realized gains, partially offset by impairment charges of $14.7 million, and $29.2 million of unrealized gains.

Other key highlights

Key items included in net income attributable to Alexandria’s common stockholders:
	1Q24	1Q23	1Q24	1Q23
(in millions, except per share amounts)	Amount		Per Share – Diluted
Unrealized gains (losses) on non-real estate investments	$29.2	$(65.9)	$0.17	$(0.39)
Gain on sales of real estate	0.4	—	—	—
Impairment of non-real estate investments	(14.7)	—	(0.09)	—
Total	$14.9	$(65.9)	$0.08	$(0.39)
Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	2

First Quarter Ended March 31, 2024 Financial and Operating Results (continued)
March 31, 2024

Industry and corporate responsibility leadership: catalyzing and leading the way for positive change to benefit human health and society
•In March 2024, Alexandria was named one of Newsweek’s Most Trustworthy Companies in America for the second consecutive year based on three touchpoints of trust: customer trust, investor trust, and employee trust. On the 2024 list, Alexandria holds the top rank among the three S&P 500 REITs recognized in the real estate and housing category.
•In March 2024, Alexandria’s executive chairman and founder, Joel S. Marcus, was selected to receive the inaugural Bisnow Life Sciences Icon & Influencer Award. This prestigious award highlights Mr. Marcus and the company's significant contributions to and lasting impact on the life science real estate sector and broader life science industry. Mr. Marcus will accept the award on behalf of Alexandria at Bisnow's International Life Sciences & Biotech Conference in September 2024.
•During 1Q24, Alexandria earned several awards in recognition of operational excellence in asset management, leasing, real estate transactions, and sustainability across our regions:
•In our Greater Boston market, Alexandria won two 2023 Commercial Broker Association Achievement Awards: Life Science Deal of the Year for our lease with Novo Nordisk at 60 Sylvan Road on the Alexandria Center® for Life Science – Waltham mega campus and Investment Sale of the Year – Urban for our strategic sale of partial interest in 15 Necco Street.
•In our San Francisco Bay Area market, the Alexandria Center® for Life Science – San Carlos mega campus won a TOBY (The Outstanding Building of the Year) Award from BOMA (Building Owners and Managers Association) in the region’s new Life Science category. Alexandria also received a San Francisco Business Times’ 2024 Real Estate Deal of the Year Award for our lease with CARGO Therapeutics, a clinical-stage biotechnology company, at 835 Industrial Road on this mega campus.
•In our Seattle market, Alexandria was an honoree in the Water Stewardship category of the Puget Sound Business Journal’s 2024 Environmental and Sustainability Awards in recognition of our implementation of an innovative energy district at the Alexandria Center® for Life Science – South Lake Union mega campus featuring one of the largest wastewater heat recovery systems in North America. This wastewater heat recovery system, which will provide an alternative energy source to heat our buildings and enhance building resilience and operating performance, demonstrates our continued focus on reducing greenhouse gas emissions in our laboratory facilities.
•In our Research Triangle market, we earned the Top Life Sciences/Laboratory Lease in the Triangle Business Journal’s 2024 SPACE Awards for our lease with Pairwise, a health-focused food and agriculture company, at 110 and 112 TW Alexander Drive on the Alexandria Center® for Sustainable Technologies mega campus. The annual SPACE Awards recognize the Research Triangle’s top commercial real estate developments and transactions.
•In February 2024, Alexandria, in partnership with former congressman Patrick J. Kennedy and The Kennedy Forum, held its second Alexandria Summit® on Mental Health in Washington, DC. Alexandria convened a diverse set of key decision makers, influential life science industry thought leaders, members of Congress, regulatory agency executives, and other key policymakers to advance the development of novel, effective psychiatric therapies to address vast unmet need.
About Alexandria Real Estate Equities, Inc.
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. Alexandria has a total market capitalization of $34.4 billion and an asset base in North America of 74.1 million SF as of March 31, 2024, which includes 42.2 million RSF of operating properties, 5.3 million RSF of Class A/A+ properties undergoing construction and one committed near-term project expected to commence construction in the next two years, 2.5 million RSF of priority anticipated development and redevelopment projects, and 24.1 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	3

Guidance
March 31, 2024
(Dollars in millions, except per share amounts)

The following guidance for 2024 has been updated to reflect our current view of existing market conditions and assumptions for the year ending December 31, 2024. There can be no assurance that actual results will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 7 of this Earnings Press Release for additional details. Key updates to our 2024 guidance from January 29, 2024 include updates to earnings per share, funds from operations per share, and funds from operations per share, as adjusted, as shown in the table below. We updated our guidance range for 2024 earnings per share and funds from operations per share. In addition, we narrowed our guidance range for 2024 funds from operations per share, as adjusted, to 12 cents from 20 cents with the midpoint of $9.47 unchanged from our prior guidance on January 29, 2024.

Projected 2024 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 4/22/2024	As of 1/29/2024
Earnings per share(2)	$3.60 to $3.72	$3.49 to $3.69
Depreciation and amortization of real estate assets	5.95	5.95
Allocation to unvested restricted stock awards	(0.06)	(0.07)
Funds from operations per share(1)	$9.49 to $9.61	$9.37 to $9.57
Unrealized gains on non-real estate investments	(0.17)	—
Impairment of non-real estate investments	0.09	—
Funds from operations per share, as adjusted(1)	$9.41 to $9.53	$9.37 to $9.57
Midpoint	$9.47	$9.47

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2024	94.6%	95.6%
Lease renewals and re-leasing of space:
Rental rate increases	11.0%	19.0%
Rental rate increases (cash basis)	5.0%	13.0%
Same property performance:
Net operating income increases	0.5%	2.5%
Net operating income increases (cash basis)	3.0%	5.0%
Straight-line rent revenue	$169	$184
General and administrative expenses	$181	$191
Capitalization of interest	$325	$355
Interest expense	$154	$184
Realized gains on non-real estate investments(5)	$95	$125

Key Credit Metric Targets(1)
Net debt and preferred stock to Adjusted EBITDA – 4Q24 annualized	Less than or equal to 5.1x
Fixed-charge coverage ratio – 4Q24 annualized	Greater than or equal to 4.5x

Key Sources and Uses of Capital	Range		Midpoint
Sources of capital:
Incremental debt	$900	$900	$900
Net cash provided by operating activities after dividends	400	500	450
Dispositions, sales of partial interests, and common equity(3) (refer to page 6)	900	1,900	1,400
Total sources of capital	$2,200	$3,300	$2,750
Uses of capital:
Construction	$1,950	$2,550	$2,250
Acquisitions (refer to page 5)	250	750	500
Total uses of capital	$2,200	$3,300	$2,750
Incremental debt (included above):
Issuance of unsecured senior notes payable(4)	$1,000	$1,000	$1,000
Unsecured senior line of credit, commercial paper, and other	(100)	(100)	(100)
Net incremental debt	$900	$900	$900

(1)Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(2)Excludes unrealized gains or losses on non-real estate investments after March 31, 2024 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(3)We expect to continue pursuing our strategy to fund a significant portion of our capital requirements for the year ending December 31, 2024 with dispositions and sales of partial interests and are actively pursuing several dispositions and partial interest sale opportunities. In February 2024, we entered into a new ATM common stock offering program, which allows us to sell up to an aggregate of $1.5 billion of our common stock. As of April 22, 2024, the full amount remained available for future sales of our common stock.
(4)In February 2024, we issued $1.0 billion of unsecured senior notes payable with a weighted-average interest rate of 5.48% and a weighted-average maturity of 23.1 years. The unsecured senior notes consisted of $400.0 million of 5.25% unsecured senior notes due 2036 and $600.0 million of 5.625% unsecured senior notes due 2054. Our 2024 guidance for issuance of unsecured senior notes payable assumes we issue new unsecured senior notes payable in 2025 to fund the repayment of our $600.0 million unsecured senior notes payable due on April 30, 2025. Subject to market conditions, we may seek opportunities in 2024 to fund the repayment of our 2025 debt maturity through issuance of additional unsecured senior notes payable.
(5)Represents realized gains and losses included in funds from operations per share – diluted, as adjusted, and excludes significant impairments realized on non-real estate investments, if any. Refer to “Investments” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	4

Acquisitions
March 31, 2024
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Operating Occupancy	Future Development RSF(1)	Purchase Price

Completed in 1Q24:
285, 299, 307, and 345 Dorchester Avenue (60% interest in consolidated JV)	Seaport Innovation District/Greater Boston	1/30/24	N/A	1,040,000	$155,321
Other					39,490
					194,811
Completed in April 2024					7,000
Pending acquisitions subject to signed letters of intent or purchase and sale agreements					75,350
					$277,161

2024 guidance range				$250,000 – $750,000

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	5

Dispositions and Sales of Partial Interests
March 31, 2024
(Dollars in thousands)

Property	Submarket/Market	Date of Sale	Interest Sold	RSF	Sales Price
Value harvesting dispositions of 100% interest in properties not integral to our mega campus strategy
Completed in 1Q24:
99 A Street(1)	Seaport Innovation District/Greater Boston	3/8/24	100%	235,000	$13,350
Other					3,863
					17,213
Pending transactions subject to letters of intent or purchase and sale agreement negotiations					258,095
Additional targeted dispositions and sales of partial interests					TBD
					$275,308

(1)We completed the sale during the three months ended March 31, 2024 and recognized no gain or loss.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	6

Earnings Call Information and About the Company
March 31, 2024

We will host a conference call on Tuesday, April 23, 2024, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the first quarter ended March 31, 2024. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, April 23, 2024. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 1133562.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the first quarter ended March 31, 2024 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2024q1.pdf.

For any questions, please contact corporateinformation@are.com; Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and chief investment officer; Marc E. Binda, chief financial officer and treasurer; Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790; or Sara M. Kabakoff, senior vice president – chief content officer.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. Alexandria has a total market capitalization of $34.4 billion and an asset base in North America of 74.1 million SF as of March 31, 2024, which includes 42.2 million RSF of operating properties, 5.3 million RSF of Class A/A+ properties undergoing construction and one committed near-term project expected to commence construction in the next two years, 2.5 million RSF of priority anticipated development and redevelopment projects, and 24.1 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2024 earnings per share, 2024 funds from operations per share, 2024 funds from operations per share, as adjusted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries. Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	7

Consolidated Statements of Operations
March 31, 2024
(Dollars in thousands, except per share amounts)

	Three Months Ended
	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Revenues:
Income from rentals	$755,551	$742,637	$707,531	$704,339	$687,949
Other income	13,557	14,579	6,257	9,561	12,846
Total revenues	769,108	757,216	713,788	713,900	700,795

Expenses:
Rental operations	218,314	222,726	217,687	211,834	206,933
General and administrative	47,055	59,289	45,987	45,882	48,196
Interest	40,840	31,967	11,411	17,072	13,754
Depreciation and amortization	287,554	285,246	269,370	273,555	265,302
Impairment of real estate	—	271,890	20,649	168,575	—
Total expenses	593,763	871,118	565,104	716,918	534,185

Equity in earnings of unconsolidated real estate joint ventures	155	363	242	181	194
Investment income (loss)	43,284	8,654	(80,672)	(78,268)	(45,111)
Gain on sales of real estate	392	62,227	—	214,810	—
Net income (loss)	219,176	(42,658)	68,254	133,705	121,693
Net income attributable to noncontrolling interests	(48,631)	(45,771)	(43,985)	(43,768)	(43,831)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	170,545	(88,429)	24,269	89,937	77,862
Net income attributable to unvested restricted stock awards	(3,659)	(3,498)	(2,414)	(2,677)	(2,606)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$166,886	$(91,927)	$21,855	$87,260	$75,256

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.97	$(0.54)	$0.13	$0.51	$0.44
Diluted	$0.97	$(0.54)	$0.13	$0.51	$0.44

Weighted-average shares of common stock outstanding:
Basic	171,949	171,096	170,890	170,864	170,784
Diluted	171,949	171,096	170,890	170,864	170,784

Dividends declared per share of common stock	$1.27	$1.27	$1.24	$1.24	$1.21

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	8

Consolidated Balance Sheets
March 31, 2024
(In thousands)

	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Assets
Investments in real estate	$32,323,138	$31,633,511	$31,712,731	$31,178,054	$30,889,395
Investments in unconsolidated real estate joint ventures	40,636	37,780	37,695	37,801	38,355
Cash and cash equivalents	722,176	618,190	532,390	924,370	1,263,452
Restricted cash	9,519	42,581	35,321	35,920	34,932
Tenant receivables	7,469	8,211	6,897	6,951	8,197
Deferred rent	1,138,936	1,050,319	1,012,666	984,366	974,865
Deferred leasing costs	520,616	509,398	512,216	520,610	527,848
Investments	1,511,588	1,449,518	1,431,766	1,495,994	1,573,018
Other assets	1,424,968	1,421,894	1,501,611	1,475,191	1,602,403
Total assets	$37,699,046	$36,771,402	$36,783,293	$36,659,257	$36,912,465

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$130,050	$119,662	$109,110	$91,939	$73,645
Unsecured senior notes payable	12,087,113	11,096,028	11,093,725	11,091,424	11,089,124
Unsecured senior line of credit and commercial paper	—	99,952	—	—	374,536
Accounts payable, accrued expenses, and other liabilities	2,503,831	2,610,943	2,653,126	2,494,087	2,479,047
Dividends payable	222,134	221,824	214,450	214,555	209,346
Total liabilities	14,943,128	14,148,409	14,070,411	13,892,005	14,225,698

Commitments and contingencies

Redeemable noncontrolling interests	16,620	16,480	51,658	52,628	44,862

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,720	1,719	1,710	1,709	1,709
Additional paid-in capital	18,434,690	18,485,352	18,651,185	18,812,318	18,902,821
Accumulated other comprehensive loss	(23,815)	(15,896)	(24,984)	(16,589)	(20,536)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	18,412,595	18,471,175	18,627,911	18,797,438	18,883,994
Noncontrolling interests	4,326,703	4,135,338	4,033,313	3,917,186	3,757,911
Total equity	22,739,298	22,606,513	22,661,224	22,714,624	22,641,905
Total liabilities, noncontrolling interests, and equity	$37,699,046	$36,771,402	$36,783,293	$36,659,257	$36,912,465

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	9

Funds From Operations and Funds From Operations per Share
March 31, 2024
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended
	3/31/24		12/31/23	9/30/23	6/30/23	3/31/23
Net income (loss) attributable to Alexandria’s common stockholders	$166,886		$(91,927)	$21,855	$87,260	$75,256
Depreciation and amortization of real estate assets	284,950		281,939	266,440	270,026	262,124
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(30,904)		(30,137)	(28,814)	(28,220)	(28,178)
Our share of depreciation and amortization from unconsolidated real estate JVs	1,034		965	910	855	859
Gain on sales of real estate	(392)		(62,227)	—	(214,810)	—
Impairment of real estate – rental properties	—		263,982	19,844	166,602	—
Allocation to unvested restricted stock awards	(3,469)		(2,268)	(838)	(872)	(1,359)
Funds from operations attributable to Alexandria’s common stockholders – diluted(1)	418,105		360,327	279,397	280,841	308,702
Unrealized (gains) losses on non-real estate investments	(29,158)		(19,479)	77,202	77,897	65,855
Impairment of non-real estate investments	14,698	(2)	23,094	28,503	22,953	—
Impairment of real estate	—		7,908	805	1,973	—
Acceleration of stock compensation expense due to executive officer resignations	—		18,436	1,859	—	—
Allocation to unvested restricted stock awards	247		(472)	(1,330)	(1,285)	(867)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$403,892		$389,814	$386,436	$382,379	$373,690

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)Calculated in accordance with standards established by the Nareit Board of Governors.
(2)Primarily related to one non-real estate investment in a privately held entity that does not report NAV.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	10

Funds From Operations and Funds From Operations per Share (continued)
March 31, 2024
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended
	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Net income (loss) per share attributable to Alexandria’s common stockholders – diluted	$0.97	$(0.54)	$0.13	$0.51	$0.44
Depreciation and amortization of real estate assets	1.48	1.48	1.40	1.42	1.38
Gain on sales of real estate	—	(0.36)	—	(1.26)	—
Impairment of real estate – rental properties	—	1.54	0.12	0.98	—
Allocation to unvested restricted stock awards	(0.02)	(0.01)	(0.01)	(0.01)	(0.01)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	2.43	2.11	1.64	1.64	1.81
Unrealized (gains) losses on non-real estate investments	(0.17)	(0.11)	0.45	0.46	0.39
Impairment of non-real estate investments	0.09	0.13	0.17	0.13	—
Impairment of real estate	—	0.05	—	0.02	—
Loss on early extinguishment of debt	—	—	—	—	—
Acceleration of stock compensation expense due to executive officer resignations	—	0.11	0.01	—	—
Allocation to unvested restricted stock awards	—	(0.01)	(0.01)	(0.01)	(0.01)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.35	$2.28	$2.26	$2.24	$2.19

Weighted-average shares of common stock outstanding – diluted	171,949	171,096	170,890	170,864	170,784

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

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SUPPLEMENTAL
INFORMATION

Company Profile
March 31, 2024

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. Alexandria has a total market capitalization of $34.4 billion and an asset base in North America of 74.1 million SF as of March 31, 2024, which includes 42.2 million RSF of operating properties, 5.3 million RSF of Class A/A+ properties undergoing construction and one committed near-term project expected to commence construction in the next two years, 2.5 million RSF of priority anticipated development and redevelopment projects, and 24.1 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 52% of our annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative life science mega campuses in key cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in life science real estate. Alexandria’s highly experienced management team includes regional market directors with leading reputations and longstanding relationships within the life science communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate and life science industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 64 individuals, averaging 23 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 18 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Chief Investment Officer

Daniel J. Ryan	Hunter L. Kass
Co-President & Regional Market Director – San Diego	Co-President & Regional Market Director – Greater Boston

Marc E. Binda	Vincent R. Ciruzzi
Chief Financial Officer & Treasurer	Chief Development Officer

Lawrence J. Diamond	Joseph Hakman
Co-Chief Operating Officer & Regional Market Director – Maryland	Co-Chief Operating Officer & Chief Strategic Transactions Officer

Hart Cole	Jackie B. Clem
Executive Vice President – Capital Markets/Strategic Operations & Co-Regional Market Director – Seattle	General Counsel & Secretary

Gary D. Dean	Andres R. Gavinet
Executive Vice President – Real Estate Legal Affairs	Chief Accounting Officer

Onn C. Lee	Kristina A. Fukuzaki-Carlson
Executive Vice President – Accounting	Executive Vice President – Business Operations

Madeleine T. Alsbrook
Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	13

Investor Information
March 31, 2024

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
www.are.com		Website:	investor.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

BNP Paribas Exane	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Nate Crossett / Monir Koummal	Nicholas Joseph / Michael Griffin	Aaron Hecht	Michael Carroll / Aditi Balachandran
(646) 342-1588 / (646) 342-1554	(212) 816-1909 / (212) 816-5871	(415) 835-3963	(440) 715-2649 / (212) 428-6200

BofA Securities	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Jeff Spector / Joshua Dennerlein	Steve Sakwa / James Kammert	Anthony Paolone / Ray Zhong	Wesley Golladay / Nicholas Thillman
(646) 855-1363 / (646) 855-1681	(212) 446-9462 / (312) 705-4233	(212) 622-6682 / (212) 622-5411	(216) 737-7510 / (414) 298-5053

BTIG, LLC	Green Street	Mizuho Securities USA LLC	Wedbush Securities
Tom Catherwood / John Nickodemus	Dylan Burzinski	Vikram Malhotra / Georgi Dinkov	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6050	(949) 640-8780	(212) 282-3827 / (617) 352-1721	(212) 931-7001 / (212) 938-9942

CFRA	Jefferies Research Services, LLC
Michael Elliott	Peter Abramowitz / Ahmed Mehri
(646) 517-5742	(212) 336-7241 / (212) 778-8456

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	Stifel Financial Corp.	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Japheth Otieno	Thierry Perrein	(212) 553-0376	Alan Zigman
(212) 526-3521 / (212) 526-6961	(646) 376-5303		(416) 507-2556

J.P. Morgan Securities LLC
Mark Streeter
(212) 834-5086

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Financial and Asset Base Highlights
March 31, 2024
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Selected financial data from consolidated financial statements and related information
Rental revenues	$581,400	$561,428	$526,352	$537,889	$518,302
Tenant recoveries	$174,151	$181,209	$181,179	$166,450	$169,647
General and administrative expenses	$47,055	$59,289	$45,987	$45,882	$48,196
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.5%	9.8%	9.3%	9.7%	9.9%
Operating margin	72%	71%	70%	70%	70%
Adjusted EBITDA margin	72%	69%	69%	70%	69%
Adjusted EBITDA – quarter annualized	$2,206,428	$2,094,988	$1,971,440	$1,986,760	$1,936,884
Adjusted EBITDA – trailing 12 months	$2,064,904	$1,997,518	$1,935,505	$1,895,336	$1,848,018

Net debt at end of period	$11,569,666	$10,731,200	$10,713,620	$10,303,736	$10,321,752
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.2x	5.1x	5.4x	5.2x	5.3x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.6x	5.4x	5.5x	5.4x	5.6x

Total debt and preferred stock at end of period	$12,217,163	$11,315,642	$11,202,835	$11,183,363	$11,537,305
Gross assets at end of period	$42,915,903	$41,756,421	$41,639,729	$41,306,090	$41,474,319
Total debt and preferred stock to gross assets at end of period	28%	27%	27%	27%	28%

Fixed-charge coverage ratio – quarter annualized	4.7x	4.5x	4.8x	4.7x	5.0x
Fixed-charge coverage ratio – trailing 12 months	4.7x	4.7x	4.9x	4.9x	5.0x
Unencumbered net operating income as a percentage of total net operating income	99.3%	99.8%	99.8%	99.8%	99.8%

Closing stock price at end of period	$128.91	$126.77	$100.10	$113.49	$125.59
Common shares outstanding (in thousands) at end of period	172,008	171,911	170,997	170,870	170,860
Total equity capitalization at end of period	$22,173,547	$21,793,107	$17,116,784	$19,392,011	$21,458,270
Total market capitalization at end of period	$34,390,710	$33,108,749	$28,319,619	$30,575,374	$32,995,575

Dividend per share – quarter/annualized	$1.27/$5.08	$1.27/$5.08	$1.24/$4.96	$1.24/$4.96	$1.21/$4.84
Dividend payout ratio for the quarter	54%	56%	55%	55%	55%
Dividend yield – annualized	3.9%	4.0%	5.0%	4.4%	3.9%

Amounts related to operating leases:
Operating lease liabilities at end of period	$381,578	$382,883	$384,958	$386,545	$405,190
Rent expense	$8,683	$8,964	$8,317	$8,518	$8,536

Capitalized interest	$81,840	$89,115	$96,119	$91,674	$87,070
Average real estate basis capitalized during the period	$8,163,289	$9,116,700	$9,872,650	$9,580,655	$9,300,498
Weighted-average interest rate for capitalization of interest during the period	3.92%	3.92%	3.77%	3.77%	3.69%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	15

Financial and Asset Base Highlights (continued)
March 31, 2024
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$48,251	$41,586	$29,805	$29,335	$33,191
Amortization of acquired below-market leases	$30,340	$23,684	$23,222	$24,789	$21,636
Straight-line rent expense on ground leases	$358	$366	$372	$373	$369
Stock compensation expense	$17,125	$34,592	$16,288	$15,492	$16,486
Amortization of loan fees	$4,142	$4,059	$4,059	$3,729	$3,639
Amortization of debt discounts	$(318)	$(309)	$(306)	$(304)	$(288)
Non-revenue-enhancing capital expenditures:
Building improvements	$4,293	$4,167	$4,510	$4,376	$4,334
Tenant improvements and leasing commissions	$21,144	$12,155	$7,560	$38,587	$18,586
Funds from operations attributable to noncontrolling interests	$79,535	$75,908	$72,799	$71,988	$72,009

Operating statistics and related information (at end of period)
Number of properties – North America	410	411	419	414	433
RSF – North America (including development and redevelopment projects under construction)	47,206,639	47,228,485	47,089,826	46,408,793	47,443,194
Total square feet – North America	74,069,321	73,532,305	75,057,289	74,854,150	75,607,592
Annual rental revenue per occupied RSF – North America	$56.86	$56.08	$53.34	$53.09	$52.46
Occupancy of operating properties – North America	94.6%	94.6%	93.7%	93.6%	93.6%
Occupancy of operating and redevelopment properties – North America	90.2%	90.2%	89.4%	89.2%	88.5%
Weighted-average remaining lease term (in years)	7.5	7.4	7.0	7.2	7.2

Total leasing activity – RSF	1,142,857	889,737	867,582	1,325,326	1,223,427
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	33.0%	9.2%	28.8%	16.6%	48.3%
Rental rate increases (cash basis)	19.0%	5.5%	19.7%	8.3%	24.2%
RSF (included in total leasing activity above)	994,770	477,142	396,334	1,052,872	1,120,038

Top 20 tenants:
Annual rental revenue	$802,605	$769,066	$655,990	$629,362	$634,461
Annual rental revenue from investment-grade or publicly traded large cap tenants	92%	92%	91%	90%	90%
Weighted-average remaining lease term (in years)	9.7	9.6	8.9	9.4	9.5

Same property – percentage change over comparable quarter from prior year:
Net operating income increases	1.0%	0.7%	3.1%	3.0%	3.7%
Net operating income increases (cash basis)	4.2%	0.8%	4.6%	4.9%	9.0%

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

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High-Quality and Diverse Client Base
March 31, 2024

Stable Cash Flows From Our High-Quality and Diverse Mix of Approximately 800 Tenants

Multinational Pharmaceutical
20%
Life Science Product, Service, and Device
21%
Biomedical and Government Institutions
10%
Public Biotechnology – Approved or Marketed Product
16%
3%
Future Change in Use(1)
7%
Investment-Grade or Large Cap Tech
4%
Other(2)
10%
Private Biotechnology
9%
Public Biotechnology – Preclinical or Clinical Stage

Investment-Grade or Publicly Traded Large Cap Tenants
92%

of ARE’s Top 20 Tenant Annual Rental Revenue

52%

Percentage of ARE’s Annual Rental Revenue	of ARE’s Total Annual Rental Revenue

As of March 31, 2024. Annual rental revenue represents amounts in effect as of March 31, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.

(1)Represents annual rental revenue generated from space that is currently targeted for a future change in use to laboratory space, including 1.0% of annual rental revenue that is generated from covered land play projects for future development opportunities. The weighted-average remaining term of these leases is 3.6 years.
(2)Represents the percentage of our annual rental revenue generated by “Other” tenants, which comprise technology, professional services, finance, telecommunications, and construction/real estate companies, and (by less than 1.0% of our annual rental revenue) retail-related tenants.

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High-Quality and Diverse Client Base (continued)
March 31, 2024

Long-Duration and Stable Cash Flows From
High-Quality and Diverse Tenants

Sustained Strength in Tenant Collections(1)

99.9%	99.7%

1Q24	April 2024

Long-Duration Lease Terms

9.7 Years	7.5 Years

Top 20 Tenants	All Tenants

Weighted-Average Remaining Term(2)

(1)Represents the portion of total receivables billed for each period collected as of April 22, 2024.
(2)Based on annual rental revenue in effect as of March 31, 2024.

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Occupancy
March 31, 2024

Solid Historical Occupancy of 96% Over Past 10 Years(1) From
Historically Strong Demand for Our Class A/A+ Properties in AAA Locations

Mega Campuses	Occupancy Across Key Locations

Percentage of ARE’s Annual Rental Revenue

As of March 31, 2024. Annual rental revenue represents amounts in effect as of March 31, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)Represents average occupancy of operating properties as of each December 31 from 2015 through 2023 and as of March 31, 2024.
(2)Refer to footnote 1 under “Summary of occupancy” in “Summary of properties and occupancy” in the Supplemental Information for additional details.

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Key Operating Metrics
March 31, 2024

Historical Same Property Net Operating Income Growth		Historical Rental Rate Growth: Renewed/Re-Leased Space

Margins(1)		Favorable Lease Structure(2)

Operating	Adjusted EBITDA	Strategic Lease Structure by Owner and Operator of Collaborative Life Science Mega Campuses
72%	72%	Increasing cash flows
		Percentage of leases containing annual rent escalations	96%
		Stable cash flows
Weighted-Average Lease Term of Executed Leases(3)		Percentage of triple net leases	94%

8.8 Years		Lower capex burden
		Percentage of leases providing for the recapture of capital expenditures	93%

Refer to “Same property performance” and “Definitions and reconciliations” in the Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

(1)For the three months ended March 31, 2024.
(2)Percentages calculated based on our annual rental revenue in effect as of March 31, 2024.
(3)Represents the weighted-average lease term of executed leases for the 10-year period from December 31, 2015 through March 31, 2024.

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Same Property Performance
March 31, 2024
(Dollars in thousands)

Same Property Financial Data	Three Months Ended March 31, 2024	Same Property Statistical Data	Three Months Ended March 31, 2024
Percentage change over comparable period from prior year:		Number of same properties	347
Net operating income increase	1.0%	Rentable square feet	34,698,081
Net operating income increase (cash basis)	4.2%	Occupancy – current-period average	94.5%
Operating margin	70%	Occupancy – same-period prior-year average	94.9%

	Three Months Ended March 31,
	2024	2023	$ Change	% Change
Income from rentals:
Same properties	$452,992	$445,043	$7,949	1.8%
Non-same properties	128,408	73,259	55,149	75.3
Rental revenues	581,400	518,302	63,098	12.2

Same properties	157,402	152,073	5,329	3.5
Non-same properties	16,749	17,574	(825)	(4.7)
Tenant recoveries	174,151	169,647	4,504	2.7

Income from rentals	755,551	687,949	67,602	9.8

Same properties	338	437	(99)	(22.7)
Non-same properties	13,219	12,409	810	6.5
Other income	13,557	12,846	711	5.5

Same properties	610,732	597,553	13,179	2.2
Non-same properties	158,376	103,242	55,134	53.4
Total revenues	769,108	700,795	68,313	9.7

Same properties	183,466	174,580	8,886	5.1
Non-same properties	34,848	32,353	2,495	7.7
Rental operations	218,314	206,933	11,381	5.5

Same properties	427,266	422,973	4,293	1.0
Non-same properties	123,528	70,889	52,639	74.3
Net operating income	$550,794	$493,862	$56,932	11.5%

Net operating income – same properties	$427,266	$422,973	$4,293	1.0%
Straight-line rent revenue	(14,954)	(26,489)	11,535	(43.5)
Amortization of acquired below-market leases	(15,497)	(15,647)	150	(1.0)
Net operating income – same properties (cash basis)	$396,815	$380,837	$15,978	4.2%

Refer to “Same property comparisons” under “Definitions and reconciliations” in the Supplemental Information for additional details, including a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

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Leasing Activity
March 31, 2024
(Dollars per RSF)

	Three Months Ended				Year Ended
	March 31, 2024				December 31, 2023
	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	33.0%	(2)	19.0%	(2)	29.4%	15.8%
New rates	$81.17		$78.61		$52.35	$50.82
Expiring rates	$61.01		$66.04		$40.46	$43.87
RSF	994,770				3,046,386
Tenant improvements/leasing commissions	$21.97				$26.09
Weighted-average lease term	8.5 years				8.7 years

Developed/redeveloped/previously vacant space leased(3)
New rates	$76.63		$76.79		$65.66	$59.74
RSF	148,087				1,259,686
Weighted-average lease term	5.6 years				13.8 years

Leasing activity summary (totals):
New rates	$80.90		$78.50		$56.09	$53.33
RSF	1,142,857				4,306,072
Weighted-average lease term	8.4 years				11.3 years

Lease expirations(1)
Expiring rates	$55.76		$59.39		$43.84	$45.20
RSF	1,412,931	(4)			5,027,773

Leasing activity includes 100% of results for properties in North America in which we have an investment.

(1)Excludes month-to-month leases aggregating 142,020 RSF and 86,092 RSF as of March 31, 2024 and December 31, 2023, respectively. During the trailing twelve months ended March 31, 2024, we granted free rent concessions averaging 0.8 months per annum.
(2)Rental rate changes can experience volatility from quarter to quarter based on the mix of leases executed. Refer to “Guidance” in the Earnings Press Release for rental rate changes expected from leases executed during the year ending December 31, 2024.
(3)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” in the Supplemental Information for additional details, including total project costs.
(4)Includes 160,053 RSF, which was an acquired in-place lease, at 311 Arsenal Street in our Cambridge/Inner Suburbs submarket that commenced redevelopment in 1Q24 with initial occupancy expected in 2027.

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Contractual Lease Expirations
March 31, 2024

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Annual Rental Revenue
2024 (2)	2,454,461	6.2%	$48.04	5.4%
2025	4,204,286	10.6%	$53.73	10.3%
2026	2,308,196	5.8%	$52.11	5.5%
2027	3,106,423	7.8%	$52.39	7.4%
2028	4,657,935	11.8%	$51.60	10.9%
2029	2,649,318	6.7%	$50.78	6.1%
2030	2,447,767	6.2%	$48.68	5.4%
2031	3,670,568	9.3%	$55.33	9.2%
2032	1,157,219	2.9%	$59.50	3.1%
2033	2,803,731	7.1%	$51.78	6.6%
Thereafter	10,114,906	25.6%	$65.43	30.1%

Market	2024 Contractual Lease Expirations (in RSF)								Annual Rental Revenue (per RSF)(1)	2025 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/Redevelopment(3)			Remaining Expiring Leases(4)		Total(2)		Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)	Remaining Expiring Leases(4)		Total
			Committed Near-Term/ Priority Anticipated		Future
Greater Boston	14,075	32,574	148,393		104,500	308,244		607,786	$64.26	44,332	140,684	25,312	1,076,112	(5)	1,286,440	$71.80
San Francisco Bay Area	5,998	—	107,250		84,083	367,499		564,830	61.43	35,797	118,591	—	488,205		642,593	72.20
San Diego	20,626	—	159,884	(6)	420,137	60,977		661,624	24.17	16,891	—	—	329,258		346,149	42.89
Seattle	—	2,147	—		—	152,552		154,699	22.01	—	—	50,552	350,071		400,623	28.00
Maryland	—	—	—		—	15,819		15,819	25.27	35,055	—	—	200,156		235,211	28.09
Research Triangle	—	—	—		—	68,960		68,960	55.16	—	—	—	327,850		327,850	48.77
New York City	—	—	—		—	360,636	(7)	360,636	55.50	—	—	—	62,224		62,224	105.76
Texas	—	—	—		—	—		—	—	—	—	198,972	604,382		803,354	36.27
Canada	20,107	—	—		—	—		20,107	26.26	—	—	—	88,412		88,412	20.46
Non-cluster/other markets	—	—	—		—	—		—	—	—	—	—	11,430		11,430	80.31
Total	60,806	34,721	415,527		608,720	1,334,687		2,454,461	$48.04	132,075	259,275	274,836	3,538,100		4,204,286	$53.73
Percentage of expiring leases	2%	1%	17%		25%	55%		100%		3%	6%	7%	84%		100%

(1)Represents amounts in effect as of March 31, 2024.
(2)Excludes month-to-month leases aggregating 142,020 RSF as of March 31, 2024.
(3)Primarily represents assets that were recently acquired for future value-creation opportunities, for which we expect, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development. As of March 31, 2024, annual rental revenue from these leases expiring in 2024 and 2025 is $39.13 per RSF and $49.71 per RSF, respectively. The weighted-average expiration date of these leases expiring in 2024 and 2025 is July 25, 2024 and January 14, 2025, respectively. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(4)Excluding the expiration described in footnote 7, the largest remaining contractual lease expiration in 2024 is 97,702 RSF in our Mission Bay submarket, where we are working to retain the current tenant, and in 2025 is 357,136 RSF in our Austin submarket, where we are in early negotiations to renew with the existing tenant.
(5)Includes 966,964 RSF in our Cambridge/Inner Suburbs submarket, with the largest remaining contractual lease expiration aggregating 171,945 RSF at the Alexandria Technology Square® mega campus.
(6)Represents 159,884 RSF at 4161 Campus Point Court in our University Town Center submarket that is targeted for future development into a 492,570 RSF building at 4165 Campus Point Court, which is 51% leased/negotiating and expected to commence construction in the next two years subject to leasing the project and overall market conditions.
(7)Includes 349,947 RSF at 219 East 42nd Street that is classified as held for sale as of March 31, 2024 and expected to be sold in 2024.

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Top 20 Tenants
March 31, 2024
(Dollars in thousands, except average market cap amounts)

92% of Top 20 Tenant Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Moderna, Inc.	13.0		1,370,536	$124,504	5.6%	—	—	$41.1
2	Eli Lilly and Company	8.9		1,134,349	92,595	4.2	A2	A+	$529.0
3	Bristol-Myers Squibb Company	6.9		999,379	75,757	3.4	A2	A+	$120.0
4	Takeda Pharmaceutical Company Limited	11.6		549,759	47,899	2.2	Baa2	BBB+	$47.9
5	Roche	6.1		770,279	45,933	2.1	Aa2	AA	$235.7
6	Illumina, Inc.	6.8		955,669	41,588	1.9	Baa3	BBB	$25.1
7	Alphabet Inc.	3.2		724,223	39,155	1.8	Aa2	AA+	$1,648.5
8	2seventy bio, Inc.(2)	9.4		312,805	33,543	1.5	—	—	$0.3
9	Novartis AG	4.3		450,563	31,196	1.4	A1	AA-	$228.0
10	Harvard University	6.4		343,858	29,280	1.3	Aaa	AAA	$—
11	Cloud Software Group, Inc.	2.9	(3)	292,013	28,537	1.3	—	—	$—
12	United States Government	6.3		425,166	27,965	1.3	Aaa	AA+	$—
13	Uber Technologies, Inc.	58.5	(4)	1,009,188	27,754	1.3	—	—	$106.1
14	AstraZeneca PLC	5.6		450,848	27,156	1.2	A3	A	$211.6
15	Pfizer Inc.	0.9	(5)	524,159	25,249	1.1	A1	A+	$186.8
16	Sanofi	6.8		267,278	21,444	1.0	A1	AA	$129.4
17	Merck & Co., Inc.	9.3		337,703	21,401	1.0	A1	A+	$284.2
18	New York University	7.9		218,983	21,056	1.0	Aa2	AA-	$—
19	Massachusetts Institute of Technology	5.2		246,725	20,527	0.9	Aaa	AAA	$—
20	Boston Children’s Hospital	12.6		266,857	20,066	0.9	Aa2	AA	$—
	Total/weighted-average	9.7	(4)	11,650,340	$802,605	36.4%

Annual rental revenue and RSF include 100% of each property managed by us in North America. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” under “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.

(1)Based on annual rental revenue in effect as of March 31, 2024.
(2)As of December 31, 2023, 2seventy bio, Inc. (“2seventy bio”) held $217.0 million of cash, cash equivalents, and marketable securities. In March 2024, Regeneron Pharmaceuticals, Inc., a publicly traded biotechnology company with investment-grade credit ratings of Baa1 and BBB+ assigned by Moody’s and S&P, respectively, entered into a sublease for approximately 195,000 RSF, or 62.7% of our annual rental revenue generated from 2seventy bio as of March 31, 2024. Additionally, 90.0% of the annual rental revenue generated by 2seventy bio is guaranteed by another related public biotechnology company.
(3)Includes one lease at a recently acquired property with future development and redevelopment opportunities. This lease with Cloud Software Group, Inc. (formerly known as TIBCO Software, Inc.) was in place when we acquired the property.
(4)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) in our Mission Bay submarket owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding these ground leases, the weighted-average remaining lease term for our top 20 tenants was 7.8 years as of March 31, 2024.
(5)Primarily relates to one office building in our New York City submarket aggregating 349,947 RSF with a contractual lease expiration in 3Q24, which was classified as held for sale as of March 31, 2024 and is expected to be sold in 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	24

Summary of Properties and Occupancy
March 31, 2024
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF						Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment		Total	% of Total		Total	% of Total	Per RSF
Greater Boston	10,849,509	801,949	1,464,104	(1)	13,115,562	28%	72	$844,713	38%	$82.40
San Francisco Bay Area	7,947,899	498,142	282,054		8,728,095	18	67	460,530	21	65.99
San Diego	7,841,080	1,187,796	—		9,028,876	19	90	333,605	15	44.67
Seattle	3,032,918	33,349	34,306		3,100,573	7	43	130,945	6	45.48
Maryland	3,582,162	510,601	—		4,092,763	9	51	125,237	6	37.08
Research Triangle	3,843,673	—	—		3,843,673	8	39	120,692	5	32.10
New York City	922,477	—	—		922,477	2	4	72,325	3	92.89
Texas	1,845,159	—	73,298		1,918,457	4	15	57,831	3	32.94
Canada	909,760	—	163,211		1,072,971	2	12	18,895	1	22.63
Non-cluster/other markets	347,806	—	—		347,806	1	10	15,446	1	58.90
Properties held for sale	1,035,386	—	—		1,035,386	2	7	32,751	1	N/A
North America	42,157,829	3,031,837	2,016,973		47,206,639	100%	410	$2,212,970	100%	$56.86
		5,048,810
(1)Primarily includes our active redevelopment projects aggregating 716,604 RSF at 40, 50, and 60 Sylvan Road and 840 Winter Street located on the Alexandria Center® for Life Science – Waltham mega campus, which are 43% leased/negotiating on a combined basis. This mega campus project is expected to capture demand in our Route 128 submarket.

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	3/31/24		12/31/23	3/31/23	3/31/24	12/31/23	3/31/23
Greater Boston	94.5%		94.9%	92.8%	83.3%	84.7%	81.8%
San Francisco Bay Area	94.4		94.8	95.9	91.2	91.4	92.3
San Diego	95.2		94.1	94.2	95.2	94.1	94.2
Seattle	94.9		95.2	96.0	93.9	90.7	90.4
Maryland	95.4		95.6	95.7	95.4	95.6	94.2
Research Triangle	97.8		97.8	92.7	97.8	97.8	92.7
New York City	84.4	(1)	85.3	89.2	84.4	85.3	89.2
Texas	95.1		95.1	89.8	91.5	91.5	83.7
Subtotal	94.9		94.9	93.9	90.6	90.7	89.1
Canada	91.8		87.1	86.8	77.8	73.0	68.8
Non-cluster/other markets	75.4		78.5	79.7	75.4	78.5	79.7
North America	94.6%		94.6%	93.6%	90.2%	90.2%	88.5%

(1)Alexandria Center® for Life Science – New York City mega campus is 94.7% occupied as of March 31, 2024. Occupancy percentage in our New York City market reflects vacancy at the Alexandria Center® for Life Science – Long Island City property, which was 41.7% occupied as of March 31, 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	25

Property Listing
March 31, 2024
(Dollars in thousands)

Mega Campuses Encompass 74% of Our Annual Rental Revenue

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Mega Campus: Alexandria Center® at Kendall Square	2,856,042	—	—	2,856,042	11	$277,452	99.6%	99.6%
50(1), 60(1), 75/125(1), 100(1), and 225(1) Binney Street, 140 and 215 First Street, 150 Second Street, 300 Third Street(1), 11 Hurley Street, and 100 Edwin H. Land Boulevard
Mega Campus: Alexandria Center® at One Kendall Square	1,371,066	—	—	1,371,066	12	141,023	86.7	86.7
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), 325 and 399 Binney Street, and One Hampshire Street
Mega Campus: Alexandria Technology Square®	1,185,284	—	—	1,185,284	7	116,214	99.9	99.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
Mega Campus: The Arsenal on the Charles	813,103	147,394	160,053	1,120,550	13	57,946	100.0	83.6
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street	517,442	—	—	517,442	5	25,623	100.0	100.0
99 Coolidge Avenue(1)	116,414	204,395	—	320,809	1	16,099	100.0	100.0
Cambridge/Inner Suburbs	6,859,351	351,789	160,053	7,371,193	49	634,357	97.1	94.9
Fenway
Mega Campus: Alexandria Center® for Life Science – Fenway	1,238,805	450,160	133,578	1,822,543	3	93,239	87.8	79.3
401 and 421(1) Park Drive and 201 Brookline Avenue(1)
Seaport Innovation District
5 and 15(1) Necco Street	441,396	—	—	441,396	2	39,742	75.7	75.7
Seaport Innovation District	441,396	—	—	441,396	2	39,742	75.7	75.7
Route 128
Mega Campus: Alexandria Center® for Life Science – Waltham	326,110	—	716,604	1,042,714	5	23,198	100.0	31.3
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
Mega Campus: One Moderna Way	706,988	—	—	706,988	4	29,059	100.0	100.0
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	14,253	100.0	100.0
Route 128	1,618,324	—	716,604	2,334,928	12	66,510	100.0	69.3
Other	691,633	—	453,869	1,145,502	6	10,865	79.3	47.9
Greater Boston	10,849,509	801,949	1,464,104	13,115,562	72	$844,713	94.5%	83.3%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	26

Property Listing (continued)
March 31, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area
Mission Bay
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,009,167	212,796	—	2,221,963	10	$91,498	94.7%	94.7%
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,009,167	212,796	—	2,221,963	10	91,498	94.7	94.7
South San Francisco
Mega Campus: Alexandria Technology Center® – Gateway(1)	1,386,963	—	282,054	1,669,017	12	76,062	84.8	70.5
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Mega Campus: Alexandria Center® for Advanced Technologies – South San Francisco	919,703	—	—	919,703	5	57,789	100.0	100.0
213(1), 249, 259, 269, and 279 East Grand Avenue
Alexandria Center® for Life Science – South San Francisco	503,388	—	—	503,388	3	32,059	92.2	92.2
201 Haskins Way and 400 and 450 East Jamie Court
Mega Campus: Alexandria Center® for Advanced Technologies – Tanforan	445,232	—	—	445,232	2	4,020	100.0	100.0
1122 and 1150 El Camino Real
Alexandria Center® for Life Science – Millbrae(1)	—	285,346	—	285,346	1	—	N/A	N/A
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,680	100.0	100.0
South San Francisco	3,410,971	285,346	282,054	3,978,371	24	180,610	92.7	85.6
Greater Stanford
Mega Campus: Alexandria Center® for Life Science – San Carlos	739,157	—	—	739,157	9	50,557	99.0	99.0
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	703,590	—	—	703,590	9	65,124	97.4	97.4
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	340,103	—	—	340,103	5	24,315	82.9	82.9
3875 Fabian Way	228,000	—	—	228,000	1	9,402	100.0	100.0
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	193,688	—	—	193,688	3	17,845	100.0	100.0
2100, 2200, 2300, and 2400 Geng Road	162,584	—	—	162,584	4	12,152	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3350 West Bayshore Road	61,431	—	—	61,431	1	4,770	100.0	100.0
Greater Stanford	2,527,761	—	—	2,527,761	33	188,422	96.7	96.7
San Francisco Bay Area	7,947,899	498,142	282,054	8,728,095	67	$460,530	94.4%	91.2%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	27

Property Listing (continued)
March 31, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego
Torrey Pines
Mega Campus: One Alexandria Square	833,402	334,996	—	1,168,398	12	$49,828	99.9%	99.9%

3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10935, 10945, and 10955 Alexandria Way, 10975 North Torrey Pines Road, 10975, 10995, and 10996 Torreyana Road, and 3545 Cray Court

ARE Torrey Ridge	296,290	—	—	296,290	3	14,001	85.8	85.8
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	218,459	—	—	218,459	4	12,964	86.3	86.3
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,348,151	334,996	—	1,683,147	19	76,793	94.6	94.6
University Town Center
Mega Campus: Campus Point by Alexandria(1)	1,666,590	598,029	—	2,264,619	13	78,146	99.0	99.0
9880(2), 10010(2), 10140(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4135, 4155, 4161, 4224, 4242, and 4275(2) Campus Point Court
Mega Campus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,977	100.0	100.0
ARE Esplanade	243,084	—	—	243,084	4	10,407	74.6	74.6
4755, 4757, and 4767 Nexus Center Drive and 4796 Executive Drive
9625 Towne Centre Drive(1)	163,648	—	—	163,648	1	6,520	100.0	100.0
Costa Verde by Alexandria	8,730	—	—	8,730	2	879	100.0	100.0
8505 Costa Verde Boulevard and 4260 Nobel Drive
University Town Center	2,874,739	598,029	—	3,472,768	26	125,929	97.3	97.3
Sorrento Mesa
Mega Campus: SD Tech by Alexandria(1)	1,066,603	254,771	—	1,321,374	15	41,072	86.3	86.3
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10075, 10121(2), and 10151(2) Barnes Canyon Road
Mega Campus: Sequence District by Alexandria	801,575	—	—	801,575	7	28,767	100.0	100.0
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	544,352	—	—	544,352	5	8,969	89.1	89.1
9389, 9393, 9401, 9455, and 9477 Waples Street
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
Scripps Science Park by Alexandria	144,113	—	—	144,113	1	11,379	100.0	100.0
10102 Hoyt Park Drive
ARE Portola	101,857	—	—	101,857	3	4,022	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	4,693	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,680	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,909	100.0	100.0
Sorrento Mesa	3,156,001	254,771	—	3,410,772	38	$115,012	93.5%	93.5%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	28

Property Listing (continued)
March 31, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Valley
3911, 3931, and 3985 Sorrento Valley Boulevard	108,812	—	—	108,812	3	$4,936	85.0%	85.0%
11045 and 11055 Roselle Street	43,233	—	—	43,233	2	2,273	100.0	100.0
Sorrento Valley	152,045	—	—	152,045	5	7,209	89.3	89.3
Other	310,144	—	—	310,144	2	8,662	100.0	100.0
San Diego	7,841,080	1,187,796	—	9,028,876	90	333,605	95.2	95.2

Seattle
Lake Union
Mega Campus: Alexandria Center® for Life Science – Eastlake	1,216,520	33,349	—	1,249,869	9	78,770	94.6	94.6
1150, 1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Mega Campus: Alexandria Center® for Life Science – South Lake Union	290,754	—	—	290,754	1	17,795	100.0	100.0
400 Dexter Avenue North(1)
219 Terry Avenue North	25,966	—	—	25,966	1	432	90.7	90.7
Lake Union	1,533,240	33,349	—	1,566,589	11	96,997	95.6	95.6
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	1,010	70.5	70.5
Elliott Bay
410 West Harrison Street and 410 Elliott Avenue West	36,848	—	—	36,848	2	962	68.0	68.0
Elliott Bay	36,848	—	—	36,848	2	962	68.0	68.0
Bothell
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park	916,446	—	—	916,446	21	19,827	94.3	94.3
22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030, 22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522, 22722, and 22745 29th Drive Southeast, 22213 and 22309 30th Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street Southeast
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	426,628	—	34,306	460,934	6	11,270	97.6	90.4
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,343,074	—	34,306	1,377,380	27	31,097	95.4	93.1
Other	77,376	—	—	77,376	2	879	100.0	100.0
Seattle	3,032,918	33,349	34,306	3,100,573	43	$130,945	94.9%	93.9%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	29

Property Listing (continued)
March 31, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland
Rockville
Mega Campus: Alexandria Center® for Life Science – Shady Grove	1,176,744	510,601	—	1,687,345	20	$53,643	96.6%	96.6%
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,508	—	—	131,508	1	4,210	100.0	100.0
1405 and 1450(1) Research Boulevard	114,849	—	—	114,849	2	3,018	73.3	73.3
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	3,073	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,779	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,598	100.0	100.0
Rockville	1,679,017	510,601	—	2,189,618	28	69,165	95.8	95.8
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	619,241	—	—	619,241	9	19,477	92.6	92.6
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,301	—	—	486,301	7	18,679	100.0	100.0
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	81,006	—	—	81,006	1	2,897	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	2,135	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,327,652	—	—	1,327,652	20	45,629	96.5	96.5
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	3,021	100.0	100.0
101 West Dickman Street(1)	135,423	—	—	135,423	1	1,295	64.4	64.4
Beltsville	327,307	—	—	327,307	2	4,316	85.3	85.3
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	3,582,162	510,601	—	4,092,763	51	125,237	95.4	95.4

Research Triangle
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham	2,155,252	—	—	2,155,252	15	52,248	97.4	97.4
6, 8, 10, 12, 14, 40, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Sustainable Technologies	364,493	—	—	364,493	7	13,388	99.9	99.9
104, 108, 110, 112, and 114 TW Alexander Drive and 5 and 7 Triangle Drive
Alexandria Center® for AgTech	345,467	—	—	345,467	2	$16,561	97.2%	97.2%
5 and 9 Laboratory Drive

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	30

Property Listing (continued)
March 31, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Research Triangle (continued)
Research Triangle (continued)
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle	344,460	—	—	344,460	4	$16,379	99.4%	99.4%
6, 8, 10, and 12 Davis Drive
Alexandria Technology Center® – Alston	155,533	—	—	155,533	3	3,837	90.9	90.9
100, 800, and 801 Capitola Drive
6040 George Watts Hill Drive	149,585	—	—	149,585	2	7,375	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,692	—	—	136,692	3	4,255	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
601 Keystone Park Drive	77,595	—	—	77,595	1	2,137	100.0	100.0
6101 Quadrangle Drive	31,600	—	—	31,600	1	861	100.0	100.0
Research Triangle	3,843,673	—	—	3,843,673	39	120,692	97.8	97.8

New York City
New York City
Mega Campus: Alexandria Center® for Life Science – New York City	743,377	—	—	743,377	3	67,046	94.7	94.7
430 and 450 East 29th Street
Alexandria Center® for Life Science – Long Island City	179,100	—	—	179,100	1	5,279	41.7	41.7
30-02 48th Avenue
New York City	922,477	—	—	922,477	4	72,325	84.4	84.4

Texas
Austin
Mega Campus: Intersection Campus	1,525,359	—	—	1,525,359	12	43,029	98.8	98.8
507 East Howard Lane, 13011 McCallen Pass, 13813 and 13929 Center Lake Drive, and 12535, 12545, 12555, and 12565 Riata Vista Circle
1001 Trinity Street and 1020 Red River Street	198,972	—	—	198,972	2	11,630	100.0	100.0
Austin	1,724,331	—	—	1,724,331	14	54,659	98.9	98.9
Greater Houston
Alexandria Center® for Advanced Technologies at The Woodlands	120,828	—	73,298	194,126	1	3,172	41.5	25.8
8800 Technology Forest Place
Texas	1,845,159	—	73,298	1,918,457	15	57,831	95.1	91.5

Canada	909,760	—	163,211	1,072,971	12	18,895	91.8	77.8

Non-cluster/other markets	347,806	—	—	347,806	10	15,446	75.4	75.4

North America, excluding properties held for sale	41,122,443	3,031,837	2,016,973	46,171,253	403	2,180,219	94.6%	90.2%

Properties held for sale	1,035,386	—	—	1,035,386	7	32,751	77.5%	77.5%

Total – North America	42,157,829	3,031,837	2,016,973	47,206,639	410	$2,212,970

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	31

Investments in Real Estate
March 31, 2024

Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details, including its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service primarily commencing from 2Q24 through 4Q27 is projected to be $380 million.
(2)Represents expected incremental annual net operating income to be placed into service from deliveries of projects undergoing construction and one committed near-term project expected to commence construction in the next two years, including partial deliveries of projects that stabilize in future years.
(3)Includes 1.2 million RSF that is expected to stabilize in 2024 and is 98% leased/negotiating. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(4)In addition to the projects represented, we are evaluating one priority anticipated development project that could commence active construction in 2024 which may have initial delivery in 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	32

Investments in Real Estate
March 31, 2024
(Dollars in thousands)

Investments in real estate

		Development and Redevelopment
		Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
	Operating	Under Construction 64% Leased/Negotiating	Committed Near Term 51% Leased/Negotiating(1)	Priority Anticipated	Future	Subtotal	Total
Square footage
Operating	41,122,443	—	—	—	—	—	41,122,443
New Class A/A+ development and redevelopment properties	—	5,048,810	492,570	2,919,315	27,176,766	35,637,461	35,637,461
Value-creation square feet currently included in rental properties(2)	—	—	(159,884)	(457,541)	(3,108,544)	(3,725,969)	(3,725,969)
Total square footage, excluding properties held for sale	41,122,443	5,048,810	332,686	2,461,774	24,068,222	31,911,492	73,033,935

Properties held for sale	1,035,386	—	—	—	—	—	1,035,386
Total square footage	42,157,829	5,048,810	332,686	2,461,774	24,068,222	31,911,492	74,069,321

Investments in real estate
Gross book value as of March 31, 2024(3)	$28,871,315	$3,713,483	$50,734	$765,486	$4,138,977	$8,668,680	$37,539,995

(1)Represents one committed near-term project expected to commence construction during the next two years after March 31, 2024.
(2)Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(3)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	33

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
March 31, 2024
(Dollars in thousands)

Incremental Annual Net Operating Income Generated
From 1Q24 Deliveries Aggregated $26 Million

99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)	651 Gateway Boulevard	Alexandria Center® for Advanced Technologies – Monte Villa Parkway(2)
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	San Francisco Bay Area/ South San Francisco	Seattle/Bothell
116,414 RSF	100,624 RSF	44,652 RSF	180,684 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service				Occupancy Percentage(4)	Total Project		Unlevered Yields
	1Q24 Delivery Date(3)		Prior to 1/1/24		1Q24	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
								RSF	Investment
Development projects
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	1/29/24	75.0%	43,568		72,846	116,414	100%	320,809	$468,000	7.1%	7.0%
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/Cambridge/Inner Suburbs	1/23/24	100%	—		100,624	100,624	100%	248,018	427,000	6.2	5.5
Redevelopment projects
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	1/16/24	50.0%	—		44,652	44,652	100%	326,706	487,000	5.0	5.1
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	1/27/24	100%	65,086		115,598	180,684	100%	460,934	229,000	6.3	6.2
Canada	2/28/24	100%	44,862	—	9,725	54,587	100%	250,790	113,000	6.4	6.3
Weighted average/total	1/26/24		153,516		343,445	496,961		1,607,257	$1,724,000	6.1%	5.9%

Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for details on the square footage in service and under construction, if applicable.

(1)Image represents 500 North Beacon Street on the Arsenal on the Charles mega campus.
(2)Image represents 3755 Monte Villa Parkway.
(3)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(4)Occupancy relates to total operating RSF placed in service as of the most recent delivery.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	34

New Class A/A+ Development and Redevelopment Properties: Current Projects
March 31, 2024

99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)	311 Arsenal Street	201 Brookline Avenue	401 Park Drive
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/Fenway
204,395 RSF	147,394 RSF	160,053 RSF	58,149 RSF	133,578 RSF
36% Leased	85% Leased	59% Leased	98% Leased	17% Leased

421 Park Drive	40, 50, and 60 Sylvan Road(2)	840 Winter Street	1450 Owens Street(3)	651 Gateway Boulevard
Greater Boston/Fenway	Greater Boston/Route 128	Greater Boston/Route 128	San Francisco Bay Area/ Mission Bay	San Francisco Bay Area/ South San Francisco
392,011 RSF	576,924 RSF	139,680 RSF	212,796 RSF	282,054 RSF
13% Leased	29% Leased	100% Leased	—% Leased/Negotiating	21% Leased

(1)Image represents 500 North Beacon Street on the Arsenal on the Charles mega campus.
(2)Image represents 60 Sylvan Road. The Alexandria Center® for Life Science – Waltham mega campus project is expected to capture demand in our Route 128 submarket.
(3)Image represents a single- or multi-tenant project expanding our existing Alexandria Center® for Science and Technology – Mission Bay mega campus, where our joint venture partner will fund 100% of the construction cost until they attain an ownership interest of 75%, after which they will contribute their respective share of additional capital. We are currently marketing the space for lease and have initial interest from publicly traded biotechnology and institutional tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	35

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
March 31, 2024

230 Harriet Tubman Way	10935, 10945, and 10955 Alexandria Way(1)	4135 Campus Point Court	4155 Campus Point Court	10075 Barnes Canyon Road
San Francisco Bay Area/ South San Francisco	San Diego/Torrey Pines	San Diego/ University Town Center	San Diego/ University Town Center	San Diego/Sorrento Mesa
285,346 RSF	334,996 RSF	426,927 RSF	171,102 RSF	254,771 RSF
100% Leased	100% Leased	100% Leased	100% Leased	69% Leased/Negotiating

1150 Eastlake Avenue East	Alexandria Center® for Advanced Technologies – Monte Villa Parkway(2)	9810 and 9820 Darnestown Road(3)	9808 Medical Center Drive	8800 Technology Forest Place
Seattle/Lake Union	Seattle/Bothell	Maryland/Rockville	Maryland/Rockville	Texas/Greater Houston
33,349 RSF	34,306 RSF	442,000 RSF	68,601 RSF	73,298 RSF
100% Leased	98% Leased/Negotiating	100% Leased	60% Leased	41% Leased

(1)Image represents 10955 Alexandria Way.
(2)Image represents 3755 Monte Villa Parkway.
(3)Image represents 9810 Darnestown Road.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	36

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
March 31, 2024

Property/Market/Submarket		Square Footage				Percentage			Occupancy(1)
	Dev/Redev	In Service		CIP	Total	Leased	Leased/Negotiating		Initial	Stabilized
Under construction
2024 stabilization
201 Brookline Avenue/Greater Boston/Fenway	Dev	451,967		58,149	510,116	98%	98%		3Q22	4Q24
840 Winter Street/Greater Boston/Route 128	Redev	28,534		139,680	168,214	100	100		4Q24	4Q24
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	Dev	—		285,346	285,346	100	100		4Q24	4Q24
4155 Campus Point Court/San Diego/University Town Center	Dev	—		171,102	171,102	100	100		4Q24	4Q24
1150 Eastlake Avenue East/Seattle/Lake Union	Dev	278,282		33,349	311,631	100	100		4Q23	3Q24
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	Redev	426,628		34,306	460,934	90	98		1Q23	4Q24
9820 Darnestown Road/Maryland/Rockville	Dev	—		250,000	250,000	100	100		4Q24	4Q24
9810 Darnestown Road/Maryland/Rockville	Dev	—		192,000	192,000	100	100		2Q24	2Q24
9808 Medical Center Drive/Maryland/Rockville	Dev	26,460		68,601	95,061	60	60		3Q23	4Q24
		1,211,871		1,232,533	2,444,404	96	98
2025 stabilization
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	Dev	116,414		204,395	320,809	36	36		4Q23	2025
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	Dev	100,624		147,394	248,018	85	85		1Q24	2025
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	Redev	44,652		282,054	326,706	21	21		1Q24	2025
8800 Technology Forest Place/Texas/Greater Houston	Redev	50,094		73,298	123,392	41	41		2Q23	2025
Canada	Redev	87,579		163,211	250,790	73	73		3Q23	2025
		399,363		870,352	1,269,715	49	49	(2)
		1,611,234		2,102,885	3,714,119	80	81
2026 and beyond stabilization
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	Redev	230,609	(3)	160,053	390,662	59	59		2027	2027
401 Park Drive/Greater Boston/Fenway	Redev	—		133,578	133,578	17	17		2024	2026
421 Park Drive/Greater Boston/Fenway	Dev	—		392,011	392,011	13	13		2026	2027
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	Redev	—		576,924	576,924	29	29		2025	2027
Other/Greater Boston	Redev	—		453,869	453,869	—	—		2026	2027
1450 Owens Street/San Francisco Bay Area/Mission Bay	Dev	—		212,796	212,796	—	—	(4)	2025	2026
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	Dev	—		334,996	334,996	100	100		2025	2026
4135 Campus Point Court/San Diego/University Town Center	Dev	—		426,927	426,927	100	100		2026	2026
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	Dev	—		254,771	254,771	19	69		2025	2026
		230,609		2,945,925	3,176,534	40	44	(2)
		1,841,843		5,048,810	6,890,653	62	64
Committed near-term project expected to commence construction in the next two years
4165 Campus Point Court/San Diego/University Town Center	Dev	—		492,570	492,570	—	51
Total		1,841,843		5,541,380	7,383,223	58%	63%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy. Multi-tenant projects may increase in occupancy over a period of time.
(2)Represents projects focused on demand from our existing tenants in our adjacent properties/campuses and that will also address demand from other non-Alexandria properties/campuses.
(3)We expect to redevelop an additional 173,705 RSF of occupied space into laboratory space upon expiration of the existing leases through 1H25. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(4)Represents a single- or multi-tenant project expanding our existing mega campus, where our joint venture partner will fund 100% of the construction cost until they attain an ownership interest of 75%, after which they will contribute their respective share of additional capital. We are currently marketing the space for lease and have initial interest from publicly traded biotechnology and institutional tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	37

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

March 31, 2024
(Dollars in thousands)

	Our Ownership Interest	At 100%						Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
2024 stabilization
201 Brookline Avenue/Greater Boston/Fenway	99.0%	$662,979	$86,657	$25,364		$775,000		7.2%	6.5%
840 Winter Street/Greater Boston/Route 128	100%	13,649	170,501	23,850		208,000		7.5%	6.5%
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	47.4%	—	273,434	236,566		510,000		7.4%	6.4%
4155 Campus Point Court/San Diego/University Town Center	55.0%	—	109,061	63,939		173,000		7.4%	6.5%
1150 Eastlake Avenue East/Seattle/Lake Union	100%	371,166	40,332	31,502		443,000		6.6%	6.7%
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	100%	192,995	10,956	25,049		229,000		6.3%	6.2%
9820 Darnestown Road/Maryland/Rockville	100%	—	156,118	20,882		177,000		6.3%	5.6%
9810 Darnestown Road/Maryland/Rockville	100%	—	112,603	20,397		133,000		6.9%	6.2%
9808 Medical Center Drive/Maryland/Rockville	100%	35,208	68,984	8,808		113,000		5.5%	5.5%
		1,275,997	1,028,646
2025 stabilization
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	75.0%	135,536	173,314	159,150		468,000		7.1%	7.0%
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	100%	159,702	201,424	65,874		427,000		6.2%	5.5%
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	50.0%	58,391	265,563	163,046		487,000		5.0%	5.1%
8800 Technology Forest Place/Texas/Greater Houston	100%	44,797	58,761	8,442		112,000		6.3%	6.0%
Canada	100%	34,952	52,446	25,602		113,000		6.4%	6.3%
		433,378	751,508
2026 and beyond stabilization(1)
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	100%	163,136	121,406	TBD
401 Park Drive/Greater Boston/Fenway	100%	—	148,439
421 Park Drive/Greater Boston/Fenway	99.7%	—	327,424
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	100%	—	411,537
Other/Greater Boston	100%	—	139,663
1450 Owens Street/San Francisco Bay Area/Mission Bay	27.2%	—	220,899
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	100%	—	230,484	272,516		503,000		6.2%	5.8%
4135 Campus Point Court/San Diego/University Town Center	55.0%	—	184,659	TBD
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	50.0%	—	148,818
		163,136	1,933,329
		1,872,511	3,713,483
Committed near-term project expected to commence construction in the next two years
4165 Campus Point Court/San Diego/University Town Center	55.0%	—	50,734	TBD

Total		$1,872,511	$3,764,217	$4,090,000	(2)	$9,730,000	(2)

Our share of investment(2)(3)		$1,800,000	$3,060,000	$3,230,000		$8,090,000

Refer to “Initial stabilized yield (unlevered)” under “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)We expect to provide total estimated costs and related yields for each project with estimated stabilization in 2026 and beyond over the next several quarters.
(2)Represents dollar amount rounded to the nearest $10 million and includes preliminary estimated amounts for projects listed as TBD.
(3)Represents our share of investment based on our ownership percentage upon completion of development or redevelopment projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	38

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline
March 31, 2024
(Dollars in thousands)

69% of Our Total Value-Creation Pipeline RSF Is Within Our Mega Campuses

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)

Greater Boston
Mega Campus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	$334,152	307,447	—	173,705	34,157	515,309
311 Arsenal Street, 500 North Beacon Street, and 4 Kingsbury Avenue
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	173,314	204,395	—	—	—	204,395
Mega Campus: Alexandria Center® for Life Science – Fenway/Fenway	(2)	562,520	583,738	—	—	—	583,738
201 Brookline Avenue and 401 and 421 Park Drive
Mega Campus: Alexandria Center® for Life Science – Waltham/Route 128	100%	643,372	716,604	—	—	515,000	1,231,604
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
Mega Campus: Alexandria Center® at Kendall Square/Cambridge	100%	119,609	—	—	—	216,455	216,455
100 Edwin H. Land Boulevard
Mega Campus: Alexandria Technology Square®/Cambridge	100%	7,881	—	—	—	100,000	100,000
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street/Cambridge/Inner Suburbs	100%	84,444	—	—	—	902,000	902,000
446, 458, 500, and 550 Arsenal Street
Mega Campus: 285, 299, 307, and 345 Dorchester Avenue/Seaport Innovation District	60.0%	280,390	—	—	—	1,040,000	1,040,000
10 Necco Street/Seaport Innovation District	100%	104,649	—	—	—	175,000	175,000
Mega Campus: One Moderna Way/Route 128	100%	26,469	—	—	—	1,100,000	1,100,000
215 Presidential Way/Route 128	100%	6,816	—	—	—	112,000	112,000
Other value-creation projects	(3)	290,775	453,869	—	—	1,323,541	1,777,410
		$2,634,391	2,266,053	—	173,705	5,518,153	7,957,911

Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(2)We have a 99.0% interest in 201 Brookline Avenue aggregating 58,149 RSF, a 100% interest in 401 Park Drive aggregating 133,578 RSF, and a 99.7% interest in 421 Park Drive aggregating 392,011 RSF.
(3)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

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New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2024
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)
San Francisco Bay Area
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	27.2%	$220,899	212,796	—	—	—	212,796
1450 Owens Street
Alexandria Center® for Life Science – Millbrae/South San Francisco	47.4%	427,652	285,346	—	198,188	150,213	633,747
230 Harriet Tubman Way, 201 and 231 Adrian Road, and 6 and 30 Rollins Road
Mega Campus: Alexandria Technology Center® – Gateway/ South San Francisco	50.0%	292,111	282,054	—	—	291,000	573,054
651 Gateway Boulevard
Mega Campus: Alexandria Center® for Advanced Technologies – Tanforan/South San Francisco	100%	383,068	—	—	150,000	1,780,000	1,930,000
1122, 1150, and 1178 El Camino Real
Mega Campus: Alexandria Center® for Advanced Technologies – South San Francisco/South San Francisco	100%	6,655	—	—	107,250	90,000	197,250
211(2) and 269 East Grand Avenue
Mega Campus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	429,330	—	—	105,000	1,392,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
3825 and 3875 Fabian Way/Greater Stanford	100%	149,526	—	—	—	478,000	478,000
2100, 2200, 2300, and 2400 Geng Road/Greater Stanford	100%	—	—	—	—	240,000	240,000
901 California Avenue/Greater Stanford	100%	17,563	—	—	—	56,924	56,924
Mega Campus: 88 Bluxome Street/SoMa	100%	383,393	—	—	—	1,070,925	1,070,925
Other value-creation projects	100%	—	—	—	—	25,000	25,000
		$2,310,197	780,196	—	560,438	5,574,892	6,915,526

Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(2)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

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New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2024
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)
San Diego
Mega Campus: One Alexandria Square/Torrey Pines	100%	$286,291	334,996	—	—	125,280	460,276
10935, 10945, and 10955 Alexandria Way and 10975 and 10995 Torreyana Road
Mega Campus: Campus Point by Alexandria/University Town Center	55.0%	495,923	598,029	492,570	—	650,000	1,740,599
10010(2), 10140(2), and 10260 Campus Point Drive and 4135, 4155, 4161, 4165, and 4275(2) Campus Point Court
Mega Campus: SD Tech by Alexandria/Sorrento Mesa	50.0%	264,936	254,771	—	250,000	243,845	748,616
9805 Scranton Road and 10065 and 10075 Barnes Canyon Road
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%	145,328	—	—	153,000	62,000	215,000
ARE Towne Centre/University Town Center	100%	27,153	—	—	230,000	—	230,000
9363, 9373, and 9393 Towne Centre Drive
Costa Verde by Alexandria/University Town Center	100%	133,383	—	—	—	537,000	537,000
8410-8750 Genesee Avenue and 4282 Esplanade Court
Mega Campus: 5200 Illumina Way/University Town Center	51.0%	17,456	—	—	—	451,832	451,832
9625 Towne Centre Drive/University Town Center	30.0%	837	—	—	—	100,000	100,000
Mega Campus: Sequence District by Alexandria/Sorrento Mesa	100%	46,300	—	—	—	1,798,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Scripps Science Park by Alexandria/Sorrento Mesa	100%	116,869	—	—	—	598,349	598,349
10048, 10219, 10256, and 10260 Meanley Drive and 10277 Scripps Ranch Boulevard
Pacific Technology Park/Sorrento Mesa	50.0%	23,807	—	—	—	149,000	149,000
9444 Waples Street
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	41,194	—	—	—	247,000	247,000
Other value-creation projects	100%	73,515	—	—	—	475,000	475,000
		$1,672,992	1,187,796	492,570	633,000	5,438,221	7,751,587

Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(2)We have a 100% interest in this property.

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New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2024
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)
Seattle
Mega Campus: Alexandria Center® for Life Science – Eastlake/Lake Union	100%	$40,332	33,349	—	—	—	33,349
1150 Eastlake Avenue East
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	10,956	34,306	—	50,552	—	84,858
3301 Monte Villa Parkway
Mega Campus: Alexandria Center® for Life Science – South Lake Union/Lake Union	(2)	443,273	—	—	1,095,586	188,400	1,283,986
601 and 701 Dexter Avenue North and 800 Mercer Street
830 and 1010 4th Avenue South/SoDo	100%	57,849	—	—	—	597,313	597,313
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	16,270	—	—	—	230,000	230,000
21660 20th Avenue Southeast
Other value-creation projects	100%	138,062	—	—	—	706,087	706,087
		706,742	67,655	—	1,146,138	1,721,800	2,935,593
Maryland
Mega Campus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	358,634	510,601	—	—	296,000	806,601
9808 Medical Center Drive and 9810, 9820, and 9830 Darnestown Road
		358,634	510,601	—	—	296,000	806,601
Research Triangle
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle/Research Triangle	100%	98,895	—	—	180,000	990,000	1,170,000
4 and 12 Davis Drive
Mega Campus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	105,675	—	—	100,000	955,000	1,055,000
3029 East Cornwallis Road
Mega Campus: Alexandria Center® for Life Science – Durham/Research Triangle	100%	$173,877	—	—	—	2,210,000	2,210,000
41 Moore Drive

Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(2)We have a 100% interest in 601 and 701 Dexter Avenue North aggregating 414,986 RSF and a 60% interest in the priority anticipated development project at 800 Mercer Street aggregating 869,000 RSF.

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New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2024
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
				Under Construction	Committed Near Term	Priority Anticipated	Future		Total(1)
Research Triangle (continued)
Mega Campus: Alexandria Center® for Sustainable Technologies/Research Triangle	100%	$52,601		—	—	—	750,000		750,000
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive/Research Triangle
100 Capitola Drive/Research Triangle	100%	—		—	—	—	65,965		65,965
Other value-creation projects	100%	4,185		—	—	—	76,262		76,262
		435,233		—	—	280,000	5,047,227		5,327,227
New York City
Mega Campus: Alexandria Center® for Life Science – New York City/New York City	100%	158,579		—	—	—	550,000	(2)	550,000
		158,579		—	—	—	550,000		550,000
Texas
Alexandria Center® for Advanced Technologies at The Woodlands/Greater Houston	100%	78,484		73,298	—	—	116,405		189,703
8800 Technology Forest Place
1001 Trinity Street and 1020 Red River Street/Austin	100%	9,569		—	—	126,034	123,976		250,010
Other value-creation projects	100%	134,557		—	—	—	1,694,000		1,694,000
		222,610		73,298	—	126,034	1,934,381		2,133,713

Canada	100%	52,446		163,211	—	—	371,743		534,954
Other value-creation projects	100%	116,856		—	—	—	724,349		724,349
Total pipeline as of March 31, 2024		$8,668,680	(3)	5,048,810	492,570	2,919,315	27,176,766		35,637,461

Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)Total square footage includes 3,725,969 RSF of buildings currently in operation where we expect to demolish or redevelop and commence future construction. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(2)Pursuant to an option agreement, we are currently negotiating a long-term ground lease with the City of New York for the future site of a new building aggregating approximately 550,000 SF.
(3)Includes $3.7 billion of projects that are currently under construction and are 64% leased/negotiating. We also expect to commence construction on one committed near-term project aggregating $50.7 million, which is 51% leased/negotiating, in the next two years after March 31, 2024.

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Construction Spending and Capitalization of Interest
March 31, 2024
(Dollars in thousands)

Construction spending	Three Months Ended March 31, 2024	Projected Midpoint for the Year Ending December 31, 2024

Construction of Class A/A+ properties:
Active construction projects
Under construction and committed near-term projects(1) and projects expected to commence active construction in 2024(2)	$487,891	$1,778,000
Future pipeline pre-construction
Primarily mega campus expansion pre-construction work (entitlement, design, and site work)	131,456	652,000
Revenue- and non-revenue-enhancing capital expenditures	37,068	250,000
Construction spend (before contributions from noncontrolling interests)	656,415	2,680,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(92,863)	(430,000) (3)
Total construction spending	$563,552	$2,250,000
2024 guidance range		$1,950,000 – $2,550,000

Projected capital contributions from partners in consolidated real estate joint ventures to fund construction
Projected Timing	Amount(4)
2Q24 through 4Q24	$337,137
2025 through 2027	913,146
Total	$1,250,283

Capitalization of interest
Key Categories of Interest Capitalized During 1Q24	Average Real Estate Basis Capitalized During 1Q24		Percentage of Total Capitalized Interest	RSF Upon Completion of Construction
Construction of Class A/A+ properties:					78% Potential Growth in Operating RSF
Active construction projects
Under construction and committed near-term projects(1)	$2,779,559		34%	5,541,380
Future pipeline pre-construction
Priority anticipated projects	623,098	(5)	8	2,919,315
Primarily mega campus expansion pre-construction work (entitlement, design, and site work)	3,578,177	(5)	44	27,176,766
Smaller redevelopments and repositioning capital projects	1,182,455		14	N/A
	$8,163,289		100%	35,637,461

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)Includes projects under construction aggregating 5.0 million RSF and one committed near-term project aggregating 492,570 RSF expected to commence construction during the next two years after March 31, 2024, which are 63% leased/negotiating and expected to generate $480 million in annual incremental net operating income primarily commencing from 2Q24 through 4Q27.
(2)Includes three priority anticipated development and redevelopment projects expected to commence active construction in 2024, subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(3)Represents contractual capital commitments expected from existing consolidated real estate joint ventures to fund construction.
(4)Represents reduction to our consolidated construction spending.
(5)Average real estate basis capitalized related to our future pipeline pre-construction includes 32% from four key active and future value-creation projects on mega campuses. See next page for additional details.

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Construction Spending and Capitalization of Interest (continued)
March 31, 2024

Key Active and Future Value-Creation Projects on Mega Campuses
Alexandria Center® for Advanced Technologies – Tanforan	Alexandria Center® for Life Science – San Carlos
San Francisco Bay Area/South San Francisco	San Francisco Bay Area/Greater Stanford
1.9 million future SF	1.5 million future SF

Campus Point by Alexandria	Alexandria Center® for Life Science – South Lake Union
San Diego/University Town Center	Seattle/Lake Union
1.7 million active and future SF	1.3 million future SF

Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	45

Joint Venture Financial Information
March 31, 2024

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,269
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,106
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		116,414	(2)
15 Necco Street	Greater Boston	Seaport Innovation District	43.3%		345,996
285, 299, 307, and 345 Dorchester Avenue	Greater Boston	Seaport Innovation District	40.0%		—	(2)
Alexandria Center® for Science and Technology – Mission Bay(3)	San Francisco Bay Area	Mission Bay	75.0%		999,979
1450 Owens Street	San Francisco Bay Area	Mission Bay	72.8%	(4)	—	(2)
601, 611, 651(2), 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		831,318
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		230,592
211(2) and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	52.6%		—	(2)
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(5)	San Diego	University Town Center	45.0%		1,342,164
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	70.0%		163,648
SD Tech by Alexandria(6)	San Diego	Sorrento Mesa	50.0%		884,266
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		544,352
Summers Ridge Science Park(7)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East and 199 East Blaine Street	Seattle	Lake Union	70.0%		321,115
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street	Seattle	Lake Union	40.0%		—	(2)

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(8)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1401/1413 Research Boulevard	Maryland	Rockville	65.0%	(9)	(10)
1450 Research Boulevard	Maryland	Rockville	73.2%	(9)	42,679
101 West Dickman Street	Maryland	Beltsville	57.9%	(9)	135,423

Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)In addition to the consolidated real estate joint ventures listed, various joint venture partners hold insignificant noncontrolling interests in four other real estate joint ventures in North America.
(2)Represents a property currently under construction or in our value-creation pipeline. Refer to the sections under “New Class A/A+ development and redevelopment properties” in the Supplemental Information for additional details.
(3)Includes 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(4)The noncontrolling interest share of our joint venture partner is anticipated to increase to 75% as our partner contributes equity to fund the construction of the project over time.
(5)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4135, 4155, 4161, 4165, 4224, and 4242 Campus Point Court.
(6)Includes 9605, 9645, 9675, 9685, 9725, 9735, 9805, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(7)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(8)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.
(9)Represents a joint venture with a local real estate operator in which our joint venture partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.
(10)Represents a joint venture with a distinguished retail real estate developer for a retail shopping center aggregating 84,837 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	46

Joint Venture Financial Information (continued)
March 31, 2024
(In thousands)

	As of March 31, 2024
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$4,098,889	$124,102
Cash, cash equivalents, and restricted cash	117,844	6,397
Other assets	427,374	12,491
Secured notes payable	(32,358)	(94,920)
Other liabilities	(268,426)	(7,434)
Redeemable noncontrolling interests	(16,620)	—
	$4,326,703	$40,636

	Three Months Ended March 31, 2024
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Total revenues	$111,097	$3,175
Rental operations	(30,869)	(1,024)
	80,228	2,151
General and administrative	(678)	(40)
Interest	(216)	(922)
Depreciation and amortization of real estate assets	(30,904)	(1,034)
Fixed returns allocated to redeemable noncontrolling interests(1)	201	—
	$48,631	$155

Straight-line rent and below-market lease revenue	$9,309	$282
Funds from operations(2)	$79,535	$1,189

Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release and “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	47

Investments
March 31, 2024
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. The tables below summarize components of our investment income (loss) and non-real estate investments (in thousands). For additional details, refer to “Investments” under “Definitions and reconciliations” in the Supplemental Information.

	Three Months Ended March 31, 2024		Year Ended December 31, 2023

Realized gains	$14,126	(1)	$6,078	(2)
Unrealized gains (losses)	29,158	(3)	(201,475)	(4)
Investment income (loss)	$43,284		$(195,397)

	March 31, 2024					December 31, 2023
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$187,775		$57,761	$(71,015)	$174,521	$159,566
Entities that report NAV	511,039		189,044	(27,954)	672,129	671,532
Entities that do not report NAV:
Entities with observable price changes	94,283		73,629	(1,224)	166,688	174,268
Entities without observable price changes	382,408		—	—	382,408	368,654
Investments accounted for under the equity method	N/A		N/A	N/A	115,842	75,498
March 31, 2024	$1,175,505	(5)	$320,434	$(100,193)	$1,511,588	$1,449,518

December 31, 2023	$1,177,072		$320,445	$(123,497)	$1,449,518

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

(1)Consists of realized gains of $28.8 million, partially offset by impairment charges of $14.7 million during the three months ended March 31, 2024.
(2)Consists of realized gains of $80.6 million, offset by impairment charges of $74.6 million during the year ended December 31, 2023.
(3)Consists of unrealized gains of $57.1 million primarily resulting from the increase in valuation in publicly traded entities and $27.9 million resulting from accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the three months ended March 31, 2024.
(4)Consists of unrealized losses of $111.6 million primarily resulting from the decrease in the fair value of our investments in privately held entities that report NAV and $89.9 million resulting from accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our sales of investments during the year ended December 31, 2023.
(5)Represents 2.7% of gross assets as of March 31, 2024. Refer to “Gross assets” under “Definitions and reconciliations” in the Supplemental Information for additional details.

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Key Credit Metrics
March 31, 2024

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$6.0B

$5,000
$5,000
$5,000
SIGNIFICANT AVAILABILITY
$100
No outstanding balance
<$200
MINIMAL OUTSTANDING
12/31/23
3/31/24
12/31/24 Target
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$5,000
Cash, cash equivalents, and restricted cash	732
Availability under our secured construction loan	65
Investments in publicly traded companies	175
Liquidity as of March 31, 2024	$5,972

Net Debt and Preferred Stock to Adjusted EBITDA(1)		Fixed-Charge Coverage Ratio(1)

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Quarter annualized.

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Summary of Debt
March 31, 2024
(In millions)

Weighted-Average Remaining Term of 13.4 Years

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Summary of Debt (continued)
March 31, 2024
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$619	$129,431	$130,050	1.1%	8.36%	2.7
Unsecured senior notes payable	12,087,113	—	12,087,113	98.9	3.81	13.5
Unsecured senior line of credit(2) and commercial paper program(3)	—	—	—	—	—	3.8	(4)
Total/weighted average	$12,087,732	$129,431	$12,217,163	100.0%	3.86%	13.4	(4)
Percentage of total debt	98.9%	1.1%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Based on certain sustainability metrics achieved in accordance with the terms of our unsecured senior line of credit agreement, the borrowing rate was reduced for a one-year period by two basis points to SOFR plus 0.855%, from SOFR plus 0.875%. As of March 31, 2024, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue up to $2.5 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at SOFR+0.855%. As of March 31, 2024, we had no commercial paper notes outstanding.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 13.4 years. The commercial paper notes sold during the three months ended March 31, 2024 were issued at a weighted-average yield to maturity of 5.60% and had a weighted-average maturity term of 15 days.

Average debt outstanding and weighted-average interest rate	Three Months Ended March 31, 2024
	Average Debt Outstanding	Weighted-Average Interest Rate
Long-term fixed-rate debt	$11,683,004	3.71%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	531,445	5.76
Blended average interest rate	12,214,449	3.80
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	0.12
Total/weighted average	$12,214,449	3.92%

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Summary of Debt (continued)
March 31, 2024
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	March 31, 2024	Requirement	March 31, 2024
Total Debt to Total Assets	≤ 60%	29%	≤ 60.0%	28.5%
Secured Debt to Total Assets	≤ 40%	0.3%	≤ 45.0%	0.2%
Consolidated EBITDA to Interest Expense	≥ 1.5x	14.1x	≥ 1.50x	4.06x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	330%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	20.57x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					At 100%
Unconsolidated Joint Venture	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
1401/1413 Research Boulevard	12/23/24	2.70%		3.31%	$28,500	$28,374	65.0%
1655 and 1725 Third Street	3/10/25	4.50%		4.57%	600,000	599,612	10.0%
101 West Dickman Street	11/10/26	SOFR+1.95%	(3)	7.37%	26,750	17,749	57.9%
1450 Research Boulevard	12/10/26	SOFR+1.95%	(3)	7.43%	13,000	8,509	73.2%
					$668,250	$654,244

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of March 31, 2024.
(3)This loan is subject to a fixed SOFR floor of 0.75%.

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Summary of Debt (continued)
March 31, 2024
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2024	2025	2026	2027	2028	Thereafter
Secured notes payable
Greater Boston(3)	SOFR+2.70%	8.37%		11/19/26		$—	$—	$129,890	$—	$—	$—	$129,890	$(459)	$129,431
San Francisco Bay Area	6.50%	6.50		7/1/36		32	34	36	38	41	438	619	—	619
Secured debt weighted-average interest rate/subtotal		8.36				32	34	129,926	38	41	438	130,509	(459)	130,050

Unsecured senior line of credit and commercial paper program(4)	(4)	—	(4)	1/22/28	(4)	—	—	—	—	—	—	—	—	—
Unsecured senior notes payable	3.45%	3.62		4/30/25		—	600,000	—	—	—	—	600,000	(960)	599,040
Unsecured senior notes payable	4.30%	4.50		1/15/26		—	—	300,000	—	—	—	300,000	(900)	299,100
Unsecured senior notes payable	3.80%	3.96		4/15/26		—	—	350,000	—	—	—	350,000	(1,021)	348,979
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	—	—	350,000	—	—	350,000	(1,448)	348,552
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	—	—	425,000	—	425,000	(1,628)	423,372
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	—	—	300,000	300,000	(1,193)	298,807
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	—	—	400,000	400,000	(2,371)	397,629
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	—	450,000	450,000	(2,333)	447,667
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	—	700,000	700,000	(5,316)	694,684
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000	750,000	(4,830)	745,170
Unsecured senior notes payable	2.00%	2.12		5/18/32		—	—	—	—	—	900,000	900,000	(7,657)	892,343
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000	1,000,000	(7,760)	992,240
Unsecured senior notes payable	2.95%	3.07		3/15/34		—	—	—	—	—	800,000	800,000	(7,801)	792,199
Unsecured senior notes payable	4.75%	4.88		4/15/35		—	—	—	—	—	500,000	500,000	(5,298)	494,702
Unsecured senior notes payable	5.25%	5.38		5/15/36		—	—	—	—	—	400,000	400,000	(4,364)	395,636
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000	300,000	(2,958)	297,042
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000	700,000	10,080	710,080
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000	850,000	(11,513)	838,487
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000	1,000,000	(14,002)	985,998
Unsecured senior notes payable	5.15%	5.26		4/15/53		—	—	—	—	—	500,000	500,000	(7,757)	492,243
Unsecured senior notes payable	5.625%	5.71		5/15/54		—	—	—	—	—	600,000	600,000	(6,857)	593,143
Unsecured debt weighted-average interest rate/subtotal		3.81				—	600,000	650,000	350,000	425,000	10,150,000	12,175,000	(87,887)	12,087,113
Weighted-average interest rate/total		3.86%				$32	$600,034	$779,926	$350,038	$425,041	$10,150,438	$12,305,509	$(88,346)	$12,217,163

Balloon payments						$—	$600,000	$779,890	$350,000	$425,000	$10,150,068	$12,304,958	$—	$12,304,958
Principal amortization						32	34	36	38	41	370	551	(88,346)	(87,795)
Total debt						$32	$600,034	$779,926	$350,038	$425,041	$10,150,438	$12,305,509	$(88,346)	$12,217,163
Fixed-rate debt						$32	$600,034	$650,036	$350,038	$425,041	$10,150,438	$12,175,619	$(87,887)	$12,087,732
Variable-rate debt						—	—	129,890	—	—	—	129,890	(459)	129,431
Total debt						$32	$600,034	$779,926	$350,038	$425,041	$10,150,438	$12,305,509	$(88,346)	$12,217,163
Weighted-average stated rate on maturing debt						N/A	3.45%	3.81%	3.95%	3.95%	3.68%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Represents a secured construction loan held by our consolidated real estate joint venture for 99 Coolidge Avenue, of which we own a 75.0% interest. As of March 31, 2024, this joint venture has $65.4 million available under existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones.
(4)Refer to footnotes 2 through 4 under “Fixed-rate and variable-rate debt” in “Summary of Debt” for additional details.

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Definitions and Reconciliations
March 31, 2024

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Net income (loss)	$219,176	$(42,658)	$68,254	$133,705	$121,693
Interest expense	40,840	31,967	11,411	17,072	13,754
Income taxes	1,764	1,322	1,183	2,251	1,131
Depreciation and amortization	287,554	285,246	269,370	273,555	265,302
Stock compensation expense	17,125	34,592	16,288	15,492	16,486
Gain on sales of real estate	(392)	(62,227)	—	(214,810)	—
Unrealized (gains) losses on non-real estate investments	(29,158)	(19,479)	77,202	77,897	65,855
Impairment of real estate	—	271,890	20,649	168,575	—
Impairment of non-real estate investments	14,698	23,094	28,503	22,953	—
Adjusted EBITDA	$551,607	$523,747	$492,860	$496,690	$484,221

Total revenues	$769,108	$757,216	$713,788	$713,900	$700,795

Adjusted EBITDA margin	72%	69%	69%	70%	69%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.

We are not able to forecast fourth quarter net income without unreasonable effort and therefore do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, and impairment of non-real estate investments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

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Definitions and Reconciliations (continued)
March 31, 2024

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of March 31, 2024, approximately 94% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Capitalization rates

Capitalization rates are calculated based on net operating income and net operating income (cash basis) annualized, excluding lease termination fees, on stabilized operating assets for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.

Capitalized interest

We capitalize interest cost as a cost of a project during periods for which activities necessary to develop, redevelop, or reposition a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop, redevelop, or reposition a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A/A+ properties and AAA locations

Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A/A+ properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.
Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science mega campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of a wide range of tenants. Upon completion, each value-creation project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable laboratory facilities. Redevelopment projects consist of the permanent change in use of acquired office, warehouse, or shell space into laboratory space. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A/A+ properties.

Priority anticipated projects are those most likely to commence future ground-up development or first-time conversion from non-laboratory space to laboratory space prior to our other future projects, pending market conditions and leasing negotiations.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A/A+.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

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Definitions and Reconciliations (continued)
March 31, 2024

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Adjusted EBITDA	$551,607	$523,747	$492,860	$496,690	$484,221

Interest expense	$40,840	$31,967	$11,411	$17,072	$13,754
Capitalized interest	81,840	89,115	96,119	91,674	87,070
Amortization of loan fees	(4,142)	(4,059)	(4,059)	(3,729)	(3,639)
Amortization of debt discounts	(318)	(309)	(306)	(304)	(288)
Cash interest and fixed charges	$118,220	$116,714	$103,165	$104,713	$96,897

Fixed-charge coverage ratio:
– quarter annualized	4.7x	4.5x	4.8x	4.7x	5.0x
– trailing 12 months	4.7x	4.7x	4.9x	4.9x	5.0x

We are not able to forecast fourth quarter net income without unreasonable effort and therefore do not provide a reconciliation for fixed-charge coverage ratio on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, and impairment of non-real estate investments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.
Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

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Definitions and Reconciliations (continued)
March 31, 2024

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders (continued)

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Three Months Ended March 31, 2024
(In thousands)	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Net income	$48,631	$155
Depreciation and amortization of real estate assets	30,904	1,034
Funds from operations	$79,535	$1,189

Gross assets

Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Total assets	$37,699,046	$36,771,402	$36,783,293	$36,659,257	$36,912,465
Accumulated depreciation	5,216,857	4,985,019	4,856,436	4,646,833	4,561,854
Gross assets	$42,915,903	$41,756,421	$41,639,729	$41,306,090	$41,474,319

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended March 31, 2024, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than-temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

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Definitions and Reconciliations (continued)
March 31, 2024

Investments in real estate

The following table reconciles our investments in real estate as of March 31, 2024:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$37,539,995
Less: accumulated depreciation	(5,216,857)
Investments in real estate	$32,323,138

The following table presents our value-creation pipeline of new Class A/A+ development and redevelopment projects, excluding properties held for sale, as a percentage of gross assets as of March 31, 2024:

Percentage of Gross Assets
Under construction projects and one committed near-term project expected to commence construction in the next two years (63% leased/negotiating)	9%
Income-producing/potential cash flows/covered land play(1)	7%
Land	4%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses. These projects aggregated 1.0% of annual rental revenue as of March 31, 2024 and are included in our industry mix chart as targeted for a future change in use to laboratory space. Refer to “High-quality and diverse client base” in this Supplemental Information.

Space Intentionally Blank
The square footage presented in the table below is classified as operating as of March 31, 2024. These lease expirations or vacant space at recently acquired properties represent future opportunities for which we have the intent, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2024	2025	Thereafter(1)	Total
Committed near-term project:
4161 Campus Point Court/University Town Center	Dev	159,884	—	—	159,884

Priority anticipated projects:
311 Arsenal Street/Cambridge/Inner Suburbs	Redev	148,393	25,312	—	173,705
269 East Grand Avenue/South San Francisco	Redev	107,250	—	—	107,250
3301 Monte Villa Parkway/Bothell	Redev	—	50,552	—	50,552
1020 Red River Street/Austin	Redev	—	126,034	—	126,034
		255,643	201,898	—	457,541
Future projects:
100 Edwin H. Land Boulevard/Cambridge	Dev	104,500	—	—	104,500
446, 458, 500, and 550 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	376,698	376,698
Other/Greater Boston	Redev	—	—	167,549	167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	375,232	375,232
3875 Fabian Way/Greater Stanford	Dev	—	—	228,000	228,000
2100, 2200, 2300, and 2400 Geng Road/Greater Stanford	Dev	84,083	—	78,501	162,584
960 Industrial Road/Greater Stanford	Dev	—	—	112,590	112,590
10975 and 10995 Torreyana Road/Torrey Pines	Dev	84,829	—	—	84,829
Campus Point by Alexandria/University Town Center	Dev	335,308	—	—	335,308
Sequence District by Alexandria/Sorrento Mesa	Dev/Redev	—	—	686,290	686,290
830 4th Avenue South/SoDo	Dev	—	—	42,380	42,380
Other/Seattle	Dev	—	—	77,376	77,376
100 Capitola Drive/Research Triangle	Dev	—	—	34,527	34,527
1001 Trinity Street/Austin	Dev	—	72,938	—	72,938
Canada	Redev	—	—	247,743	247,743
		608,720	72,938	2,426,886	3,108,544
		1,024,247	274,836	2,426,886	3,725,969

(1)Includes vacant square footage as of March 31, 2024.

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Definitions and Reconciliations (continued)
March 31, 2024

Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of assets classified as held for sale are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments, impairments of real estate and non-real estate investments, and acceleration of stock compensation expense due to the resignation of an executive officer are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.

Mega campus

Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our annual rental revenue and value-creation pipeline RSF as of March 31, 2024 (dollars in thousands):

	Annual Rental Revenue	Value-Creation Pipeline RSF
Mega campus	$1,637,733	21,958,936
Non-mega campus	575,237	9,952,556
Total	$2,212,970	31,911,492

Mega campus as a percentage of annual rental revenue and of total value-creation pipeline RSF	74%	69%

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

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Definitions and Reconciliations (continued)
March 31, 2024

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	3/31/24		12/31/23		9/30/23		6/30/23		3/31/23
Secured notes payable	$130,050		$119,662		$109,110		$91,939		$73,645
Unsecured senior notes payable	12,087,113		11,096,028		11,093,725		11,091,424		11,089,124
Unsecured senior line of credit and commercial paper	—		99,952		—		—		374,536
Unamortized deferred financing costs	84,198		76,329		78,496		80,663		82,831
Cash and cash equivalents	(722,176)		(618,190)		(532,390)		(924,370)		(1,263,452)
Restricted cash	(9,519)		(42,581)		(35,321)		(35,920)		(34,932)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$11,569,666		$10,731,200		$10,713,620		$10,303,736		$10,321,752

Adjusted EBITDA:
– quarter annualized	$2,206,428		$2,094,988		$1,971,440		$1,986,760		$1,936,884
– trailing 12 months	$2,064,904		$1,997,518		$1,935,505		$1,895,336		$1,848,018

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.2	x	5.1	x	5.4	x	5.2	x	5.3	x
– trailing 12 months	5.6	x	5.4	x	5.5	x	5.4	x	5.6	x

We are not able to forecast fourth quarter net income without unreasonable effort and therefore do not provide a reconciliation for net debt and preferred stock to Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, and impairment of non-real estate investments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income (loss) to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended
(Dollars in thousands)	3/31/24	3/31/23
Net income	$219,176	$121,693

Equity in earnings of unconsolidated real estate joint ventures	(155)	(194)
General and administrative expenses	47,055	48,196
Interest expense	40,840	13,754
Depreciation and amortization	287,554	265,302
Gain on sales of real estate	(392)	—
Investment (income) loss	(43,284)	45,111
Net operating income	550,794	493,862
Straight-line rent revenue	(48,251)	(33,191)
Amortization of acquired below-market leases	(30,340)	(21,636)
Net operating income (cash basis)	$472,203	$439,035

Net operating income (cash basis) – annualized	$1,888,812	$1,756,140

Net operating income (from above)	$550,794	$493,862
Total revenues	$769,108	$700,795
Operating margin	72%	70%

Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

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Definitions and Reconciliations (continued)
March 31, 2024

Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, rent, and supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
March 31, 2024

Same property comparisons (continued)
The following table reconciles the number of same properties to total properties for the three months ended March 31, 2024:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2023	Properties
201 Brookline Avenue	1	20400 Century Boulevard	1
1150 Eastlake Avenue East	1	140 First Street	1
9810 and 9820 Darnestown Road	2	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive	3
99 Coolidge Avenue	1
500 North Beacon Street and 4 Kingsbury Avenue	2	9601 and 9603 Medical Center Drive	2
			7
9808 Medical Center Drive	1	Acquisitions after January 1, 2023	Properties
1450 Owens Street	1	Other	4
230 Harriet Tubman Way	1		4
4155 Campus Point Court	1	Unconsolidated real estate JVs	4
10935, 10945, and 10955 Alexandria Way	3	Properties held for sale	7
		Total properties excluded from same properties	63
10075 Barnes Canyon Road	1
421 Park Drive	1	Same properties	347
4135 Campus Point Court	1	Total properties in North America as of March 31, 2024	410
	17
Development – placed into
service after January 1, 2023	Properties
751 Gateway Boulevard	1
15 Necco Street	1
325 Binney Street	1
6040 George Watts Hill Drive	1
	4
Redevelopment – under construction	Properties
840 Winter Street	1
40, 50, and 60 Sylvan Road	3
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6

651 Gateway Boulevard	1
401 Park Drive	1
8800 Technology Forest Place	1
311 Arsenal Street	1
Canada	4
Other	2
	20
Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same property performance” in this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended
(In thousands)	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Income from rentals	$755,551	$742,637	$707,531	$704,339	$687,949
Rental revenues	(581,400)	(561,428)	(526,352)	(537,889)	(518,302)
Tenant recoveries	$174,151	$181,209	$181,179	$166,450	$169,647

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

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Definitions and Reconciliations (continued)
March 31, 2024

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Unencumbered net operating income	$546,830	$533,382	$495,012	$500,923	$492,860
Encumbered net operating income	3,964	1,108	1,089	1,143	1,002
Total net operating income	$550,794	$534,490	$496,101	$502,066	$493,862
Unencumbered net operating income as a percentage of total net operating income	99.3%	99.8%	99.8%	99.8%	99.8%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Space Intentionally Blank
Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method while the Forward Agreements are outstanding. As of March 31, 2024, we had no Forward Agreements outstanding.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with restricted stock awards used in calculating amounts allocable to unvested stock award holders for each of the respective periods presented below:

	Three Months Ended
(In thousands)	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Basic shares for earnings per share	171,949	171,096	170,890	170,864	170,784
Forward Agreements	—	—	—	—	—
Diluted shares for earnings per share	171,949	171,096	170,890	170,864	170,784

Basic shares for funds from operations per share and funds from operations per share, as adjusted	171,949	171,096	170,890	170,864	170,784
Forward Agreements	—	—	—	—	—
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	171,949	171,096	170,890	170,864	170,784

Weighted-average unvested restricted shares used in calculating the allocations of net income, funds from operations, and funds from operations, as adjusted	2,987	2,734	2,124	2,163	2,277

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